                         SECURITIES PURCHASE AGREEMENT


                                  DATED AS OF


                                 APRIL 6, 1995


                                     AMONG


                                  CORAM, INC.,

                                   AS ISSUER,


                              CORAM FUNDING, INC.,

                              AS INITIAL PURCHASER


                                      AND


                          CORAM HEALTHCARE CORPORATION

                               TABLE OF CONTENTS


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
                                                            ARTICLE I

                                                           DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2.   Accounting Terms and Determinations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                            ARTICLE II

                                                 PURCHASE AND SALE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.1.   Commitments to Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.2.   The Closing; Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                           ARTICLE III

                                                  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.1.   Corporate Existence and Power. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.2.   Authorization, Execution and Enforceability of Material
                  Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.3.   Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.4.   Non-Contravention of Laws or Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.5.   Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.6.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.7.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.8.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.9.   Not an Investment Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.10.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.11.  Environmental. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.12.  Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.13.  Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.14.  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.15.  Solicitation; Access to Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.16.  Absence of any Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.17.  Prior Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.18.  Governmental Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
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                                                            ARTICLE IV

                                            REPRESENTATIONS AND WARRANTIES OF DLJ BRIDGE . . . . . . . . . . . . . . . . . . .  18
SECTION 4.1.   Purchase for Investment; Authority; Binding Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 4.2.   Solicitation by DLJ Bridge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                            ARTICLE V

                                                  CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 5.1.   Conditions to Purchaser's Obligations at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 5.2.   Conditions to Issuer's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                            ARTICLE VI

                                                             COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 6.1.   Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 6.2.   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.3.   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.4.   Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.5.   Limitation on Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 6.6.   Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 6.7.   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 6.8.   Mergers, Consolidations and Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 6.9.   Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 6.10.  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 6.11.  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.12.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.13.  Inspection of Property, Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.14.  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.15.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.16.  Appointment of Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.17.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.18.  Supplemental Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.19.  No Senior or Pari Passu Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.20.  Permanent Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.21.  Restrictions on Certain Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.22.  Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.23.  Fee Due in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.24.  Environmental Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.25.  Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.26.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
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SECTION 6.27.  Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
SECTION 6.28.  Sale and Lease-Back Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
SECTION 6.29.  Restrictions on Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
SECTION 6.30.  Restrictions on Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

                                                            ARTICLE VII

                                                  THE SUBORDINATED ROLLOVER NOTES  . . . . . . . . . . . . . . . . . . . .    39
SECTION 7.1.   Issuance of Subordinated Rollover Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
SECTION 7.2.   Conditions Precedent to Issuance of Subordinated Rollover Notes . . . . . . . . . . . . . . . . . . . . . .    39
SECTION 7.3.   Sale and Purchase of Subordinated Rollover Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
SECTION 7.4.   Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

                                                            ARTICLE VIII

                                                       TRANSFER OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . .    41
SECTION 8.1.   Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
SECTION 8.2.   Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
SECTION 8.3.   Notice of Proposed Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
SECTION 8.4.   Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42

                                                             ARTICLE IX

                                                           MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .    43
SECTION 9.1.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
SECTION 9.2.   No Waivers; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
SECTION 9.3.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
SECTION 9.4.   Expenses; Documentary Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
SECTION 9.5.   Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
SECTION 9.6.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
SECTION 9.7.   Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
SECTION 9.8.   New York Law; Submission to Jurisdiction; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . .    47
SECTION 9.9.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
SECTION 9.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
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DISCLOSURE SCHEDULES

Schedule 3.6     -  Litigation

Schedule 3.7     -  Taxes

Schedule 3.8     -  Subsidiaries

Schedule 3.14    -  Capitalization of Holdings and Issuer

Schedule 6.4(a)  -  Existing Debt

Schedule 6.5     -  Assets Held for Sale/Designated Subsidiaries

Schedule 6.10(e) -  Certain Investments


EXHIBITS


Exhibit A   -     Form of Subordinated Bridge Note

Exhibit B   -     Form of Subordinated Rollover Note

Exhibit C   -     Registration Rights for Subordinated Rollover Notes

Exhibit D   -     Form of Escrow Agreement

Exhibit E   -     Form of Warrant Agreement (with Form of Warrant attached)

Exhibit F   -     Form of Opinion of Latham & Watkins

Exhibit G   -     Form of Opinion of Counsel to Issuer and Guarantor

Exhibit H   -     Form of Holdings Guaranty

Exhibit I   -     Form of Subsidiary Guaranty

                         SECURITIES PURCHASE AGREEMENT

              THIS SECURITIES PURCHASE AGREEMENT, dated as of April 6, 1995, is entered into among CORAM, INC., a Delaware corporation, CORAM FUNDING, INC., a Delaware corporation, and CORAM HEALTHCARE CORPORATION, a Delaware corporation.

              The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

       SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

              "ACQUIRED BUSINESS" means the assets of the alternative site infusion, women's health care, home care management and utilization system businesses acquired from Caremark International and Caremark.

              "ADDITIONAL SUBORDINATED BRIDGE NOTES" means Subordinated Bridge Notes issued in satisfaction of Issuer's obligations to pay interest on the outstanding Subordinated Bridge Notes in accordance with the terms thereof.

              "ADDITIONAL SUBORDINATED ROLLOVER NOTES" means Subordinated Rollover Notes issued in satisfaction of Issuer's obligations to pay interest on the outstanding Subordinated Rollover Notes in accordance with the terms thereof.

              "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, Subsidiaries purchased as part of the Acquired Business shall be considered an Affiliate of Issuer.

              "AGREEMENT" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

              "ASSET SALE" means (a) the sale, lease, conveyance or other disposition of any asset (including by way of sale-and-leaseback), whether in a single transaction or a series of related transactions, for net proceeds in excess of $2,500,000, other than

(i) in the ordinary course of business (including, without limitation, sales of Permitted Investments, Reverse Repurchase Agreements (each as defined in the Credit Agreement) and readily marketable securities in the ordinary course of business), (ii) a disposition by a Subsidiary to Issuer or by Issuer or a Subsidiary to a wholly owned Subsidiary and (iii) the disposition of shares of stock or securities of any Designated Subsidiary, or (b) the issuance or sale of equity securities of a Person, whether in a single transaction or a series of related transactions, for net proceeds in excess of $1,000,000, other than issuances of equity securities or options therefor to (i) Holdings, Issuer or any Subsidiary or (ii) management and employees in the ordinary course of business pursuant to incentive compensation plans.

              "ASSETS HELD FOR SALE" means those businesses and other assets set forth on Schedule 6.5 hereto.

              "BRIDGE DOCUMENTS" means this Agreement, the Registration Rights, the Escrow Agreement, the Securities, the Holdings Guaranty, the Subsidiary Guaranty, the Warrant Agreement and the Warrants.

              "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

              "CAPITAL EXPENDITURES" shall mean, for any Person in respect of any period, the sum of (a) the aggregate of all expenditures incurred by such Person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person; provided, however, that Capital Expenditures shall not include (i) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair all or any part of such lost, destroyed or damaged assets, equipment or other property within twelve (12) months of the receipt of such proceeds; and provided, further, that the term "Capital Expenditures" shall include expenditures in respect of acquisitions made pursuant to Section 6.8(d).

              "CAREMARK" means Caremark, Inc., a California corporation and wholly-owned subsidiary of Caremark International.

              "CAREMARK INTERNATIONAL" means Caremark International Inc., a Delaware corporation.

              "CAREMARK COUNSEL" means Latham & Watkins.

              "CASH EQUIVALENTS" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances, money market deposits and repurchase agreements of any commercial bank or trust company which has capital and surplus in excess of $250,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper and (d) money market accounts or funds with or issued by Qualified Issuers.

              "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) Holdings shall cease to legally and beneficially own and control, directly or indirectly, 100% of the outstanding voting stock of Issuer or shall cease to have the power (regardless of whether such power is exercised) to elect all of Issuer's board of directors (other than a director appointed by DLJ Bridge hereunder); (b) except as otherwise permitted by Section 6.5(ii), Issuer shall cease to legally and beneficially own and control, directly or indirectly, 100% of the outstanding voting stock of each of the Subsidiary Guarantors or shall cease to have the power (regardless of whether such power is exercised) to elect 100% of each of the Subsidiary Guarantors' respective boards of directors; (c) an event or series of events (including a merger or consolidation) occurs as a result of which any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, together with their Affiliates, holds or acquires, directly or indirectly, outstanding voting shares of Holdings such that such person or group, together with such Affiliates thereof, is or becomes the "beneficial owner" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of outstanding voting shares of Holdings entitling such person or group, together with such Affiliates, to exercise more than 20% of the total voting power of all classes of outstanding voting shares of Holdings; or (d) during any period of two (2) consecutive calendar years, individuals who at the beginning of such period constituted Holdings' Board of Directors (together with any new directors whose election to Holdings' Board of Directors or whose nomination for election to Holdings' Board of Directors by Holdings' shareholders was approved by a vote of at least two-thirds of Holdings' directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of Holdings' directors then in office.

              "CLOSING" has the meaning set forth in Section 2.2(a).

              "COMMISSION" means the Securities and Exchange Commission.

              "CREDIT AGREEMENT" means the Credit Agreement dated as of April 6, 1995, among Holdings, Issuer, the lenders listed therein, and Chemical Bank as agent for such lenders (Chemical Bank or any successor agent appointed in accordance with the provisions of the Credit Agreement, in such capacity, the "BANK AGENT"), as amended, supplemented or otherwise modified from time to time. References to the Credit Agreement shall also include the exhibits and schedules thereto and any credit agreement or agreements entered into by Issuer to replace, extend, renew, increase, refund or refinance all or a portion of the Debt under the Credit Agreement; provided that the aggregate principal amount of Debt outstanding or available thereunder will not be increased except to the extent permitted by Section 6.4.

              "DEBT" of any Person means, at any date: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under financing leases, (c) all obligations of such Person in respect of bankers' acceptances issued or created for the account of such Person, (d) all Debt of the types described in the foregoing clauses (a),
(b) and (c) of any other Person secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all Disqualified Stock and other preferred stock of such Person, and (f) to the extent not otherwise included, any Guaranty by such Person of any Debt of any other Person.

              "DEFAULT" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

              "DESIGNATED SENIOR DEBT" means all indebtedness or other obligations under any Finance Document, including principal, premium, if any, and interest thereon, including, without limitation, interest accruing after filing of a petition under bankruptcy law at the rate provided for in the Finance Documents whether or not allowable as a claim under such bankruptcy law.

              "DESIGNATED SUBSIDIARY" means at any time any Subsidiary that has assets with a total market value not in excess of $10,000 at such time and either (a) has not conducted any business or other operation during the 12 month period prior to such time or (b) has, as a result of a group restructuring or asset disposition involving one or more Subsidiaries, in each case permitted by this Agreement, become inactive at such time and will after such time no longer conduct any business or other operations. The Designated Subsidiaries in existence at the Time of Purchase are set forth on Schedule 6.5.

              "DESIGNATED TRANSACTION" means (i) the Permanent Financing, (ii) the issuance of any other Debt by Holdings, Issuer or any of their Subsidiaries (other than Debt permitted to be incurred pursuant to Section 6.4), and (iii) any Asset Sale by Holdings, Issuer or any of their respective Subsidiaries.

              "DISQUALIFIED STOCK" means any capital stock or other equity interests that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, mandatorily or at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Securities are scheduled to mature.

              "DLJ AFFILIATE" means DLJ Bridge and DLJSC and/or any of their respective Subsidiaries and Affiliates, excluding, however, Issuer, its shareholders and its Subsidiaries.

              "DLJ BRIDGE" means Coram Funding, Inc., a Delaware corporation, and its successors.

              "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, and its successors.

              "EBITDA" means, for any Person in any fiscal period, the consolidated net income of such Person (other than extraordinary items and special one-time restructuring charges), (i) plus the amount of all interest expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, of such Person for such period and (ii) plus or minus (as the case may be), to the extent included in determining consolidated net income for such period, any other non-cash charges which have been subtracted or added, as the case may be, in calculating consolidated net income for such period, all determined in accordance with GAAP.

              "ENGAGEMENT LETTER" means the letter agreement, dated April 6, 1995, between Holdings and DLJSC in the form of Exhibit J attached hereto, as it may be amended from time to time.

              "ENVIRONMENTAL LAWS" means all applicable existing federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material.

              "ESCROW AGENT" means Snoga, Inc., a Delaware corporation, in its capacity as Escrow Agent under the Escrow Agreement, and its successors in such capacity.

              "ESCROW AGREEMENT" means an escrow agreement among Holdings, Issuer, DLJ Bridge and the Escrow Agent, in substantially the form of Exhibit D hereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

              "EVENT OF DEFAULT" means any event or condition specified as such in the Subordinated Bridge Notes (or, if the Subordinated Rollover Notes shall have been issued in exchange therefor, in the Subordinated Rollover Notes) which shall have continued for the period of time, if any, therein designated after the giving of notice, if any, therein designated.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "FINANCE DOCUMENTS" means, collectively, (a) the Credit Agreement and all notes, collateral and security documents, guaranties, schedules, exhibits and other documents delivered at any time in connection therewith, all as amended, supplemented or otherwise modified from time to time in accordance with their respective terms, and (b) any "Interest Rate Protection Agreement" (as defined in the Credit Agreement) between Issuer and any Lender, whether now outstanding or hereafter incurred.

              "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

              "GAAP" means generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

              "GUARANTORS" means, collectively, Holdings and the Subsidiary Guarantors.

              "GUARANTY" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit or letter of guaranty.

              "HAZARDOUS MATERIAL" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

              "HOLDINGS" means Coram Healthcare Corporation, a Delaware corporation, and its successors.

              "HOLDINGS GUARANTY" means a senior subordinated guaranty by Holdings of the Securities and Issuer's other obligations under the Bridge Documents, substantially in the form of Exhibit H hereto.

              "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

              "ISSUER" means Coram, Inc., a Delaware corporation, and its successors..

              "ISSUER CORPORATE DOCUMENTS" means, collectively, the certificate of incorporation and by-laws of Issuer.

              "LENDERS" means the banks and other financial institutions from time to time parties to the Credit Agreement.

              "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing (other than any option, call or similar right relating to treasury shares of Holdings to the extent that such option, call or similar right is granted (i) under any employee stock option plan, employee stock ownership plan or similar plan or arrangement of Holdings, Issuer or their respective Subsidiaries or (ii) in connection with the issuance of Debt permitted under
Section 6.4).

              "MAJORITY HOLDERS" means (i) at any time prior to the issuance of the Subordinated Bridge Notes, DLJ Bridge and (ii) at any time thereafter, the holders of voting rights with respect to waivers, amendments and other actions permitted or required to be taken by holders of the Securities under the terms thereof constituting a majority of such voting rights attributable to the aggregate outstanding amount of the Securities at such time.

              "MATERIAL ACQUISITION DOCUMENTS" means (a) the Purchase Agreement, (b) the Engagement Letter, (c) the Finance Documents and (d) the securities evidencing the Seller Sub Debt, all in such form as shall be reasonably satisfactory to DLJ Bridge, such satisfaction to be evidenced by the funding of the purchase of the Subordinated Bridge Notes at the Time of Purchase.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or financial condition of Holdings, Issuer and their respective Subsidiaries taken as a whole, (b) the enforceability of any of the Bridge Documents or (c) the refinancing of the Securities.

              "NET CASH PROCEEDS" means the total amount of cash proceeds received by Issuer, Holdings and/or any of their respective Subsidiaries after the Time of Purchase as a result of any Designated Transaction, including any cash proceeds derived from any non-cash proceeds from or in respect of any Designated Transaction after the Time of Purchase, less (i) reasonable underwriters' or placement agent's fees, brokerage discounts or commissions, related professional fees and other customary out-of-pocket expenses payable by such recipient(s) in connection with such Designated Transaction, (ii) in the case of a disposition of assets, the amount of all income and other taxes reasonably estimated to be payable by such recipient(s) as a result of such disposition of assets, and (iii) in the case of a disposition of assets, the amount of Debt secured by a Lien on the asset or assets disposed of and required to be repaid by such recipient(s) in connection therewith and any trade payables specifically relating to such asset or assets sold by recipient(s) that are not assumed by the purchaser of such asset.

              "PERMANENT FINANCING" means (i) the Convertible Subordinated Notes due 2005 to be issued by Holdings, (ii) any other debt securities issued or indebtedness incurred by Holdings, Issuer or any of their respective Subsidiaries, or (iii) any equity securities issued by Holdings, Issuer or any of their respective Subsidiaries, in each case, for the purpose of refinancing the Securities.

              "PERMITS" means all domestic licenses, permits and approvals required for the full operation of the Acquired Business and the business of Holdings, Issuer and their respective Subsidiaries, including, provincial, state, federal, city and county permits and approvals.

              "PERMITTED TRANSFEREE" means any Person that acquires any Securities other than any Person who acquires such Securities (i) in a public offering or (ii) in the open market, pursuant to sales under Rule 144 of the Securities Act or otherwise.

              "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind. For purposes of this Agreement, the Acquired Business shall be considered a Person.

              "PURCHASE AGREEMENT" means the Asset Sale and Note Purchase Agreement dated as of January 29, 1995 by and among Holdings, Caremark International and Caremark with respect to the Acquired Business, and all schedules and exhibits thereto.

              "QUALIFIED ISSUER" means any commercial bank (a) which has capital and surplus in excess of $250,000,000 and (b) the outstanding short-term debt securities of which carry an investment-grade credit rating by Standard & Poor's Corporation or Moody's Investors Service, Inc., or carry an investment-grade credit rating from another nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

              "REGISTRATION RIGHTS" means the registration rights applicable to the Subordinated Rollover Notes on the terms set forth in Exhibit C.

              "RESTRICTED PAYMENT" means (a) any dividend or other distribution on any shares of capital stock of Holdings or Issuer (except dividends payable solely in shares of capital stock of the same class of Holdings or Issuer); (b) any payment on account of the purchase, redemption, retirement or acquisition of (1) any shares of Holdings or Issuer's capital stock or (2) any option, warrant or other right to acquire shares of Holdings' or Issuer's capital stock; or (c) any purchase, redemption, prepayment, defeasance or other acquisition or retirement for value prior to maturity of the Seller Sub Debt or any other Debt of Holdings or Issuer (other than the Securities or Debt incurred pursuant to the Credit Agreement).

              "ROLLOVER DATE" has the meaning set forth in Section 7.1.

              "SECURITIES" means the Subordinated Bridge Notes or the Subordinated Rollover Notes or both, as the context may require.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SELLER SUB DEBT" means, collectively, up to $90,000,000 of 7% Convertible Subordinated PIK Notes and the $25,000,000 12% Non-Convertible Subordinated PIK Note issued to Caremark pursuant to the Purchase Agreement, including, in each case, any such Convertible Subordinated PIK Notes issued as payment of interest thereon.

              "SUBORDINATED BRIDGE NOTES" means Issuer's Senior Subordinated Increasing Rate Notes substantially in the form set forth as Exhibit A hereto, including any Additional Subordinated Bridge Notes.

              "SUBORDINATED ROLLOVER NOTES" means Issuer's Senior Subordinated Increasing Rate Rollover Notes substantially in the form set forth as Exhibit B hereto, including any Additional Subordinated Rollover Notes.

              "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

              "SUBSIDIARY GUARANTORS" means, collectively, each Subsidiary of Issuer that is or becomes a guarantor of the obligations under the Credit Agreement.

              "SUBSIDIARY GUARANTY" means a senior subordinated guaranty by the Subsidiary Guarantors of the Securities and Issuer's other obligations under the Bridge Documents, substantially in the form of Exhibit I hereto.

              "TIME OF PURCHASE" has the meaning set forth in Section 2.2(a).

              "TRANSACTION" means, collectively, the issuance of the Subordinated Bridge Notes and the Seller Sub Debt, the initial borrowings under the Credit Agreement, the contribution of the stock of the Subsidiary Guarantors to Issuer, and the acquisition of the Acquired Business pursuant to the Purchase Agreement.

              "TRANSFER" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

              "VARIABLE RATE HOLDER" means DLJ Bridge, any Affiliate of DLJ Bridge and any other holder of a Security which is designated as a Variable Rate Holder by notice to Issuer and to such holder given by the previous holder substantially contemporaneously with the transfer to such subsequent holder.

              "WARRANT AGREEMENT" means a warrant agreement in substantially the form of Exhibit E hereto, duly executed by DLJ Bridge and Holdings, relating to the Warrants.

              "WARRANTS" means warrants in substantially the form attached as Exhibit E hereto representing 20% of the fully-diluted common stock of Holdings, and placed in an escrow account on the date of issuance of the initial Subordinated Bridge Notes, exercisable at a nominal price for a period of seven years from the date the last of such Warrants are actually released from escrow and will have customary anti-dilution provisions and demand, drag-along, tag-along and "piggy back" registration rights.

              SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by Issuer's independent public accountants). For purposes of this Agreement, references to assets, liabilities, revenues, costs or other similar items relating to Holdings, Issuer and/or any of their respective Subsidiaries shall be deemed to include, with respect to any joint operating agreement or partnership agreement to which Holdings, Issuer or such Subsidiary is a party, such portion, but only such portion, of the assets, liabilities, revenues, costs or other similar items covered by such joint operating agreement or partnership agreement as shall equal the then proportional interest of Holdings, Issuer or such Subsidiary under such joint operating agreement or partnership agreement, determined, where applicable, in accordance with the rules for proportionate consolidation in accordance with generally accepted accounting principles.


                                   ARTICLE II

                        PURCHASE AND SALE OF SECURITIES

              SECTION 2.1. Commitments to Purchase. (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Issuer, the Guarantors and DLJ Bridge contained herein and in the other Bridge Documents, Issuer agrees to issue and sell and DLJ Bridge agrees to purchase, up to $150,000,000 aggregate principal amount of Subordinated Bridge Notes. The purchase price for the Subordinated Bridge Notes shall be 100% of the principal amount thereof.

              (b) The obligation of DLJ Bridge to purchase any Subordinated Bridge Notes hereunder at the Closing will expire on the earliest of (i) the completion of the Transaction without the use of any Subordinated Bridge Notes, (ii) the termination of the Purchase Agreement in accordance with the terms thereof, and (iii) 5:00 P.M. (New York City time) on April 13, 1995 if the closing of the Transaction has not occurred by such time.

              SECTION 2.2. The Closing; Fees. (a) The purchase and sale of the Subordinated Bridge Notes will take place at a closing (the "CLOSING") at the offices of Latham & Watkins in New York City at 10:00 A.M. (New York City time) on April 6, 1995 or such other date and in such other place as DLJ Bridge and Issuer may agree in writing. The date and time of Closing is referred to herein as the "TIME OF PURCHASE".

              (b) Not later than the Time of Purchase, DLJ Bridge shall deliver by wire transfer, to the account number of Issuer specified by Issuer in writing no later than 2:00 P.M. (New York City time) two (2) Business Days immediately preceding the Closing, immediately available funds in an amount equal to the aggregate purchase price of the Subordinated Bridge Notes to be purchased by DLJ Bridge hereunder, less the following amounts, each of which shall be fully earned, non-refundable and retained by DLJ Bridge: (i) a commitment fee in respect of the Subordinated Bridge Notes in an amount equal to $2,250,000, (ii) a takedown fee in respect of the Subordinated Bridge Notes in an amount equal to 1.50% of the aggregate principal amount of Subordinated Bridge Notes purchased by DLJ Bridge hereunder, and (iii) reimbursement for all reasonable out-of-pocket costs, expenses and other payments, including but not limited to reasonable legal fees and disbursements incurred or made in connection with the Transaction or this Agreement, and the preparation, execution and delivery of the Bridge Documents that have been invoiced to Issuer at least one (1) Business Day prior to the Time of Purchase.

              (c) At the Closing, against payment as set forth in subsection (b) above, Issuer shall deliver to DLJ Bridge a single Subordinated Bridge Note representing the aggregate principal amount of Subordinated Bridge Notes to be purchased at the Closing registered in the name of DLJ Bridge, or, if requested by DLJ Bridge, separate Subordinated Bridge Notes in such other denominations and registered in such name or names as shall be designated by DLJ Bridge by notice to Issuer at least two (2) Business Days prior to the Time of Purchase.

              (d) On the 6th day of October 1995, and on the 6th day of each of January, April and July, 1996, Issuer agrees to pay to DLJ Bridge in arrears, in immediately available funds, a duration fee equal to 0.25% of the average aggregate principal amount of the Securities outstanding during the three-month period then ended (or, in the case of the payment due in October 1995, the six-month period then ended).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

              Holdings and Issuer represent and warrant to DLJ Bridge, as of the Time of Purchase, as set forth below:

              SECTION 3.1. Corporate Existence and Power. Each of Holdings, Issuer and each Subsidiary party to any Bridge Document is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted and is duly qualified and in good standing as a foreign corporation or entity registered to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except where the failure to have such powers, licenses, authorizations, consents and approvals or to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

              SECTION 3.2. Authorization, Execution and Enforceability of Material Agreements. The execution, delivery and performance by Holdings, Issuer and each Subsidiary of Issuer party to any Bridge Document, of each of the Bridge Documents and Material Acquisition Documents to which it is a party and the issuance by Issuer of the Securities have been duly authorized and are within the corporate power of Holdings, Issuer or such Subsidiary, as the case may be. Each of the Bridge Documents and Material Acquisition Documents to which Holdings, Issuer or any Subsidiary of Issuer is a party has been duly executed and delivered by Holdings, Issuer or such Subsidiary, as the case may be, and constitutes legal, valid and binding obligations of each of them. When executed and delivered by Issuer against payment therefor in accordance with the terms hereof or (in the case of Additional Subordinated Bridge Notes) when delivered by Issuer in accordance with the terms of the Subordinated Bridge Notes then outstanding, the Subordinated Bridge Notes will constitute legal, valid and binding obligations of Issuer. When executed by Issuer and delivered in accordance with the terms of the Escrow Agreement in exchange for the Subordinated Bridge Notes, or (in the case of any Additional Subordinated Rollover Notes) when delivered by Issuer in accordance with the terms of the Subordinated Rollover Notes then outstanding, the Subordinated Rollover Notes will constitute legal, valid and binding obligations of Issuer.

              SECTION 3.3. Governmental Authorization. The execution and delivery by Holdings, Issuer and each Subsidiary of Issuer party thereto of each of the Bridge Documents and of each of the Material Acquisition Documents to which Holdings, Issuer or such Subsidiary, as the case may be, is a party, did not and will not, the issuance and sale by Issuer of the Securities, will not, and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the Time of Purchase and that will be in full force and effect on and as of the Time of Purchase or which are not required to be filed on or prior to the Time of Purchase, (b) such actions or filings that, if not obtained, would not in the aggregate impose materially adverse conditions upon the Transaction, the Bridge Documents or the Securities, and (c) solely with respect to the obligations from time to time of Issuer to file a registration statement or statements with respect to public offerings of such Securities, filings with the Commission or under the securities or blue sky laws of the various states in connection with such public offerings.

              SECTION 3.4. Non-Contravention of Laws or Material Agreements. The execution and delivery by Holdings, Issuer and each Subsidiary of Issuer party thereto, of the Bridge Documents or any of the Material Acquisition Documents to which Holdings, Issuer or such Subsidiary, as the case may be, is a party, did not and will not, the issuance and sale by Issuer of the Securities will not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) assuming the filings referred to in Section 3.3, any provision of applicable law or regulation the violation of which would have a Material Adverse Effect, (ii) its certificate of incorporation or bylaws, or (iii) any agreement to which it is a party, judgment, injunction, order, decree or other instrument binding upon it or any of its assets, the violation of which would have a Material Adverse Effect or result in the creation or imposition of any Lien on any asset of Holdings, Issuer or any of their respective Subsidiaries, except pursuant to or as permitted or contemplated by the terms hereof or of the Finance Documents.

              SECTION 3.5. Financial Information. (a) The audited consolidated financial statements of Holdings as of December 31, 1994, copies of which have been delivered to DLJ Bridge, fairly present, in conformity with GAAP, the consolidated financial position of Holdings and its Subsidiaries as of such date and the results of their operations and cash flows for such fiscal year then ended, (b) based on the assumptions set forth therein, the unaudited pro forma balance sheets of Holdings and its Subsidiaries as of December 31, 1994, copies of which have been delivered to DLJ Bridge, fairly present, on a pro forma basis, what the financial position of Holdings and its Subsidiaries would have been as of such date and for the quarter ending on such date after giving effect to the issuance of the Securities and the Seller Sub Debt, the consummation of the Transaction and the consummation of each of the transactions contemplated by the Material Acquisition Documents and such pro forma financial statements were prepared by Holdings and Issuer in good faith, and (c) since December 31, 1994, except as disclosed in the Purchase Agreement or otherwise in writing to DLJ Bridge prior to the Time of Purchase, no event, occurrence or development, or set of circumstances or facts, has occurred with respect to Holdings or Issuer that could reasonably be expected to have a Material Adverse Effect.

              SECTION 3.6. Litigation. Except as set forth in Schedule 3.6 hereto, there is no action, suit or proceeding (i) pending to which Holdings, Issuer or any of their respective Subsidiaries is a party, (ii) to the knowledge of Holdings or Issuer, which is threatened against Holdings, Issuer or any such Subsidiary or (iii) to the knowledge of Holdings or Issuer, pending to which any other Person is a party or which is threatened against any other Person, in each case, before any court or arbitrator or any governmental body, agency or official and that could reasonably be expected to result in an unfavorable ruling, judgment, decision or other outcome that would have a Material Adverse Effect.

              SECTION 3.7. Taxes. All United States federal income tax returns and all other material tax returns which are required to be filed by or on behalf of Holdings, Issuer and their respective Subsidiaries have been filed and all taxes due pursuant to such returns or pursuant to any assessment received by such taxpayer(s) have been paid, after giving effect to any extensions of time to file duly obtained, except for (i) state and local taxes, fees and assessments that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) those being contested in good faith and by appropriate proceedings, all of which contested taxes and proceedings are set forth in Schedule 3.7 hereto. The charges, accruals and reserves on the books of Holdings or Issuer in respect of taxes or other governmental charges have been established in accordance with GAAP.

              SECTION 3.8. Subsidiaries. (a) After giving effect to the Transaction, Holdings shall directly own 100% of the capital stock of Issuer and shall not own directly any equity interest in any other Person. Schedule
3.8 hereto sets forth all of the Subsidiaries of Issuer and the direct or indirect percentage ownership interest of Issuer therein.

              (b) Neither Holdings nor Issuer owns, directly or indirectly, any stock, partnership interest, joint venture or other security investments or interest in any other corporation, organization or entity other than the Subsidiaries set forth on Schedule 3.8 hereto.

              SECTION 3.9. Not an Investment Company. None of Holdings, Issuer or any of their respective Subsidiaries is an "investment company", or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              SECTION 3.10. ERISA. To their knowledge, neither Holdings nor Issuer nor any of their respective Subsidiaries has violated any safety or similar law applicable to the business of any Person, nor any federal or state law relating to discrimination in hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, and none of them has engaged in any unfair labor practice, in each case except as would not individually or in the aggregate have a Material Adverse Effect.

              SECTION 3.11. Environmental. Each of Holdings, Issuer and their respective Subsidiaries is in material compliance with all Environmental Laws, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of Holdings and Issuer, there is no alleged liability or potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of Holdings, Issuer or any of their respective Subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location at which Holdings, Issuer or any of their respective Subsidiaries is currently conducting any business whether or not owned by either of them, (ii) any violation or alleged violation of any Environmental Law or (iii) any violation or alleged violation of any applicable federal, state, or local regulations governing the protection and use of public trust tidelands and wetlands, except, in the case of each of clauses (i), (ii) and (iii), as would not individually or in the aggregate have a Material Adverse Effect.

              SECTION 3.12. Permits. (i) Each of Holdings, Issuer and their respective Subsidiaries has all Permits as are necessary for the conduct of its business as it has been carried on; (ii) all such Permits are in full force and effect, and each of Holdings, Issuer and their respective Subsidiaries has fulfilled and performed all material obligations with respect to such Permits;
(iii) as of the Time of Purchase, each of Holdings, Issuer and their respective Subsidiaries has all Permits necessary for the full operation of the Acquired Business and its Subsidiaries; (iv) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permits; and (v) Holdings and Issuer have no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permits; except, in each case, as would not individually or in the aggregate have a Material Adverse Effect.

              SECTION 3.13. Full Disclosure. The information heretofore furnished by Holdings or Issuer to DLJ Bridge, and, to the best of Holdings' and Issuer's knowledge, by Caremark International and Caremark or their respective Subsidiaries to DLJ Bridge, in each case for purposes of or in connection with the Transaction, this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by or on behalf of such Persons to DLJ Bridge will not (in each case taken together with all other such information and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading; provided, however, that with respect to any projections, forecasts or similar information, the preceding standard shall be deemed to have been met if such information was prepared in good faith. Holdings or Issuer has disclosed to DLJ Bridge any and all facts which has had or may reasonably be expected to have a material and adverse effect on the business, operations or financial condition of Holdings, Issuer or the Guarantors or Holdings', Issuer's or any Subsidiary Guarantor's ability to perform its respective obligations under the Bridge Documents.

              SECTION 3.14. Capitalization. At the Time of Purchase after giving effect to the Transaction, the authorized capital stock, the issued or outstanding capital stock, or securities convertible into or exchangeable for, or options to purchase capital stock, in each case, of Holdings or Issuer will be as set forth on Schedule 3.14 hereto; and no other shares of capital stock or securities convertible into or exchangeable for, or options to purchase capital stock, in each case, of Holdings or Issuer will be outstanding. All of the issued and outstanding shares of such capital stock will, at the Time of Purchase after giving effect to the Transaction, be validly issued, fully paid and nonassessable, and all of the issued and outstanding shares of capital stock of Issuer are and will be free and clear of any Lien or other right or claim and the holders thereof are not entitled to any preemptive or other similar rights.

              SECTION 3.15. Solicitation; Access to Information. No form of general solicitation or general advertising was used by Holdings or Issuer or, to the best of Holdings' and Issuer's knowledge, any other Person acting on behalf of Holdings or Issuer, in respect of the Securities or in connection with the offer and sale of the Securities. Neither Holdings nor Issuer nor, to its knowledge, any Person acting on behalf of Holdings or Issuer has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or any other similar security of Issuer except as contemplated by this Agreement, and Holdings and Issuer represent that neither Holdings nor Issuer nor any Person, to its knowledge, acting on behalf of Holdings or Issuer other than DLJ Bridge and its Affiliates will sell or offer for sale to any Person any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Securities within the provisions of Section 5 of the Securities Act.

              SECTION 3.16. Absence of any Undisclosed Liabilities. To the knowledge of Holdings and Issuer, there are no liabilities of Holdings, Issuer or any of their respective Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) those liabilities provided for in the financial statements provided pursuant to Section 3.5 and the notes thereto, (ii) liabilities which have arisen after the date thereof in the ordinary course of business, (iii) liabilities disclosed in the Finance Documents (including the schedules thereto and (iv) other undisclosed liabilities which, individually or in the aggregate, are not material to Holdings, Issuer or any of their respective Subsidiaries.

              SECTION 3.17. Prior Activities. Issuer has not engaged in any activities or incurred any liabilities other than in connection with its incorporation, each Material Acquisition Document to which it is a party, and the transactions contemplated thereby.

              SECTION 3.18. Governmental Regulation. None of Holdings, Issuer nor any of their respective Subsidiaries is, or will be upon the issuance and sale of the Securities and the use of the proceeds as described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations hereunder or under any Material Acquisition Document to which it will be a party.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF DLJ BRIDGE

              SECTION 4.1. Purchase for Investment; Authority; Binding Agreement. DLJ Bridge represents and warrants to Issuer that:

              (a) DLJ Bridge is an Accredited Investor within the meaning of Rule 501(a) of Regulation D under the Securities Act and the Securities and Warrants to be acquired by it pursuant to this Agreement and the Warrant Agreement are being acquired for its own account and not with a view to their sale or distribution and DLJ Bridge will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Securities or the Warrants unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act;

              (b) DLJ Bridge is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and the execution, delivery and performance of this Agreement and each of the Bridge Documents to which it is a party and the purchase of the Securities pursuant hereto and the Warrants pursuant to the Warrant Agreement are within DLJ Bridge's corporate powers and have been duly and validly authorized by all requisite corporate action;

              (c) this Agreement has been duly executed and delivered by DLJ Bridge;

              (d) this Agreement constitutes a legal, valid and binding agreement of DLJ Bridge; and

              (e) DLJ Bridge has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Warrants and DLJ Bridge is capable of bearing the economic risks of such investment.

              SECTION 4.2. Solicitation by DLJ Bridge. No form of general solicitation or general advertising was used by DLJ Bridge or, to the best of its knowledge, any other Person acting on behalf of DLJ Bridge, in respect of the Securities or Warrants or in connection with the purchase of the Securities or the Warrants. Neither DLJ Bridge nor any Person acting on behalf of DLJ Bridge has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or the Warrants or any other similar security of Issuer or Holdings except as contemplated by this Agreement and the Warrant Agreement.


                                   ARTICLE V

                        CONDITIONS PRECEDENT TO CLOSING

              SECTION 5.1. Conditions to Purchaser's Obligations at the Closing. The obligation of DLJ Bridge to purchase the Subordinated Bridge Notes to be issued and sold by Issuer hereunder is subject to the satisfaction of the following conditions contemporaneously with the Time of Purchase:

              (a) Simultaneously with the Time of Purchase, the Transaction shall be consummated;

              (b) Each of the Material Acquisition Documents and Issuer Corporate Documents shall be in full force and effect, the Seller Sub Debt shall have been issued on terms and conditions satisfactory to DLJ Bridge and not more than $100,000,000 of such Seller Sub Debt shall be outstanding at the Time of Purchase, and no term or condition of any Material Acquisition Document shall have been materially amended, waived or otherwise modified without the prior written consent of DLJ Bridge;

              (c) All of the stock of each of the Subsidiary Guarantors which are acquired as part of the Acquired Business shall have been contributed by Holdings to Issuer;

              (d) Issuer shall have initial cash common equity of not less than $300,000,000;

              (e) Issuer shall have entered into the Credit Agreement providing for a bank credit facility consisting of a $200,000,000 5-year amortizing term loan and a $100,000,000 5-year non-amortizing revolving credit facility (of which not more than $20,000,000 may be drawn at the Time of Purchase), the covenants and other terms and conditions of which, in each case, are reasonably satisfactory to DLJ Bridge in all respects. Issuer and its Subsidiaries shall have no indebtedness for borrowed money other than that arising under the Credit Agreement, the Subordinated Bridge Notes, guarantees of either of the foregoing, the Seller Sub Debt and Debt existing on the date of the Closing permitted under Section 6.4;

              (f) DLJ Bridge, its accountants and its counsel shall have completed its review of, and been satisfied with the results of such review, of all business, accounting and legal (including litigation) matters relating to the Acquired Business, Issuer and its Subsidiaries, with such review not having disclosed anything which, in the opinion of DLJ Bridge, is materially different from the facts and information represented to DLJ Bridge through March 21, 1995, or which has or could reasonably be expected to have a materially negative impact on the Acquired Business or the value thereof or the business, operations, financial conditions or prospects of Issuer and its Subsidiaries, taken as a whole, or on the Transaction, and DLJ Bridge shall have received, reviewed and been satisfied with the results of such review of all materials relating to Issuer and/or its Subsidiaries which it shall reasonably have requested;

              (g) DLJ Bridge shall have received, in form and substance satisfactory to it: (i) consolidated financial statements for each of Holdings and the Acquired Business, including consolidated balance sheets and income and cash flow statements, as of the end of and for each of the last three fiscal years (which shall not differ materially from the information supplied to date to DLJ Bridge), accompanied by an opinion of independent public accountants of recognized national standing as to the fair presentation in accordance with GAAP of such financial statements;

              (h) The corporate, tax, capital and ownership structure (including the articles of incorporation and by-laws), shareholders agreements and management of Holdings and its Subsidiaries before and immediately after the Transaction shall be satisfactory to DLJ Bridge in all respects;

              (i) DLJ Bridge shall have received, in form and substance reasonably satisfactory to it, consolidating pro forma balance sheets of each of Holdings, Issuer and their respective Subsidiaries as of the Time of Purchase, giving effect to the Transaction and the transactions contemplated by the Purchase Agreement and this Agreement and reflecting estimated purchase price accounting adjustments, prepared by independent public accountants of recognized national standing;

              (j) DLJ Bridge shall have received, in form and substance reasonably satisfactory to it, and addressed to it, those solvency letters and solvency certificates, if any, provided to, and, in form and substance substantially the same as those provided to, the Bank Agent or the Lenders under the Credit Agreement;

              (k) DLJ Bridge shall have received evidence reasonably satisfactory to it that all domestic and foreign governmental, shareholder and third-party consents and approvals necessary or desirable in connection with the Transaction and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the Transaction or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of DLJ Bridge could have any such effect;

              (l) Except as disclosed in writing to DLJ Bridge, there shall not have been any event, occurrence or development, or set of circumstances or facts with respect to Holdings, Issuer or any of their respective Subsidiaries, that has had, or that could reasonably be expected to have, a Material Adverse Effect since December 31, 1994, and DLJ Bridge shall have received a certificate from the Chief Financial Officer of Holdings and, if different, Issuer certifying the absence of any such event, occurrence, development or set of circumstances or facts;

              (m) Except as disclosed in writing to DLJ Bridge, there shall not have been any event, occurrence or development, or set of circumstances or facts with respect to the Acquired Business that has had, or that could reasonably be expected to have, a material adverse effect on the business, assets, operations, prospects or financial condition thereof since December 31, 1994, and DLJ Bridge shall have received a certificate from the Chief Financial Officer of Issuer certifying the absence of any such event, occurrence, development or set of circumstances or facts;

              (n) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Transaction or the Subordinated Bridge Notes or any of the other transactions contemplated by the Bridge Documents or the Material Acquisition Documents or that could have a material adverse effect on the Transaction or the Subordinated Bridge Notes or any of the other transactions contemplated by the Bridge Documents or the

       Material Acquisition Documents;

              (o) DLJ Bridge shall have received (i) an opinion, dated the Time of Purchase, of counsel to Holdings, Issuer and the Principal Subsidiaries (as defined in the Credit Agreement) and certain additional Subsidiaries, substantially in the form of Exhibit G hereto, (ii) a letter from Caremark Counsel, dated the Time of Purchase, permitting DLJ Bridge to rely upon the opinion[s] of Caremark Counsel to be delivered pursuant to the Purchase Agreement and the Credit Agreement, and (iii) such corporate resolutions, certificates and other documents as DLJ Bridge shall reasonably request in form and substance reasonably satisfactory to DLJ Bridge;

              (p) DLJ Bridge shall have received an opinion, dated the Time of Purchase, of Latham & Watkins, special counsel to DLJ Bridge, substantially in the form of Exhibit F hereto;

              (q) There shall not exist any Event of Default or event that with notice and/or the passage of time, could become an Event of Default;

              (r) There shall not exist any default or unmatured event of default under the Credit Agreement, and all conditions precedent to the closing thereunder (other than consummation of the Transaction) shall have been satisfied or waived;

              (s) The Engagement Letter shall have been executed and all fees and reasonable expenses payable to DLJSC on or prior to the Time of Purchase in connection with the Transaction as set forth in the Engagement Letter or otherwise shall have been paid or duly provided for in full;

              (t) All fees and reasonable expenses payable to DLJ Bridge at the Time of Purchase in connection with the purchase of the Subordinated Bridge Notes or otherwise shall have been paid in full;

              (u) The representations and warranties of each of the Guarantors and Issuer contained in the Bridge Documents, and of Caremark International, Caremark and their Affiliates contained in the Material Acquisition Documents, shall be true and correct in all material respects on and as of the Time of Purchase as if made on and as of such time (except for such representations and warranties which are made only as of a prior date), and Issuer and each of the Guarantors shall have performed and complied in all material respects with all covenants and agreements required by the Bridge Documents to be performed by it or complied with by it at or prior to the Time of Purchase;

              (v) DLJ Bridge shall have received the Subordinated Bridge Notes, duly executed by Issuer in the denominations and registered in the names specified in or pursuant to Section 2.2;

              (w) The Escrow Agreement shall have been executed and delivered by the parties thereto, and the Subordinated Rollover Notes, the Warrant Agreement and the Warrants shall have been duly executed by the parties thereto and delivered to the Escrow Agent;

              (x) There shall not have occurred any disruption or adverse change in the financial or capital markets generally which DLJ Bridge reasonably deems material in connection with the purchase of the Subordinated Bridge Notes or the prospects for the Permanent Financing;

              (y) DLJ Bridge shall have received consent from the Bank Agent and the Lenders concerning the terms and conditions of the Subordinated Bridge Notes and the Subordinated Rollover Notes, including the application of the proceeds from any Permanent Financing;

              (z) DLJ Bridge shall have received the Holdings Guaranty, duly executed by Holdings, and the Subsidiary Guaranty, duly executed by the Subsidiary Guarantors;

              (aa) All other documentation relating to the Subordinated Bridge Notes shall have been executed by each of the parties thereto and delivered to DLJ Bridge in form and substance satisfactory to DLJ Bridge and in compliance with all applicable laws and regulations;

              (bb) DLJ Bridge shall have received all other such opinions, certificates, instruments, agreements or other documents as DLJ Bridge shall reasonably request;

              (cc) DLJ Bridge shall have received and approved casualty and liability insurance certificates in form and substance satisfactory to DLJ Bridge;

              (dd) Issuer's capital leases and other Debt (excluding Debt under the Credit Agreement, the Seller Sub Debt and the Securities) shall not exceed $21,000,000 in aggregate principal amount.

              SECTION 5.2. Conditions to Issuer's Obligations. The obligations of Issuer to issue and sell the Subordinated Bridge Notes pursuant to this Agreement to DLJ Bridge are subject to the satisfaction, at or prior to the Time of Purchase, of the following conditions:

              (a) The representations and warranties of DLJ Bridge contained herein shall be true and correct in all material respects on and as of the Time of Purchase as if made on and as of such time and DLJ Bridge shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by DLJ Bridge at or prior to the Time of Purchase;

              (b) The issuance and sale of the Subordinated Bridge Notes by Issuer shall not be prohibited by any applicable law, court order or governmental regulation;

              (c) Each of the conditions to the parties' obligations under the Material Acquisition Documents (other than payment of the purchase consideration pursuant to the Purchase Agreement) shall be satisfied or, with the prior written consent of Issuer, waived; and

              (d) Contemporaneously therewith, Issuer shall have received the purchase price for the Subordinated Bridge Notes in accordance with
       Section 2.2(b).


                                   ARTICLE VI

                                   COVENANTS

              Each of Holdings and Issuer hereby agrees that, from and after the Time of Purchase and so long as any Securities remain outstanding and unpaid or any other amount is owing to DLJ Bridge or the holders from time to time of Subordinated Bridge Notes under this Agreement, and for the benefit of DLJ Bridge and such holders:

              SECTION 6.1. Information. Holdings and Issuer shall deliver to DLJ Bridge:

              (a) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings and Issuer, consolidated balance sheets of Holdings and its Subsidiaries and Issuer and its Subsidiaries, in each case, as of the end of such fiscal year and the related consolidated and consolidating statements of income and a consolidated statement of cash flows and stockholders' equity (deficit) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on without qualification as to going concern, internal controls or the scope of its audit, by

       Ernst & Young LLP or other independent public accountants of nationally recognized standing;

              (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Holdings and Issuer, consolidated balance sheets of Holdings and its Subsidiaries and Issuer and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and consolidated statement of cash flows and stockholders' equity (deficit) for such quarter and for the portion of Holdings' and Issuer's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Holdings' and Issuer's previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of Holdings and Issuer;

              (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Issuer stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Issuer is taking or propose to take with respect thereto;

              (d) not later than 60 days after the end of each fiscal year of Holdings and Issuer, a copy of the projections by Holdings and Issuer of the operating budget and cash flow budget of Holdings and Issuer for the succeeding fiscal year, such projections to be accompanied by a certificate of the chief financial officer of Holdings and Issuer to the effect that (i) such projections were prepared by Holdings and Issuer in good faith, (ii) Holdings and Issuer have a reasonable basis for the assumptions contained in such projections and
       (iii) such projections have been prepared according to such assumptions;

              (e) within 5 days after any officer of Holdings or Issuer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of Holdings or Issuer setting forth the details thereof and the action which Holdings or Issuer is taking or proposes to take with respect thereto;

              (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Holdings or any of its Subsidiaries shall have filed with the

       Commission;

              (g) promptly following the commencement of any litigation or proceeding and at such time subsequent thereto during the course of any litigation or proceeding when Holdings or Issuer shall have made the determination referred to in this clause (h), notice and a description in reasonable detail of any litigation or proceeding to which Holdings or any of its Subsidiaries is a party that could reasonably be expected to result in a Material Adverse Effect;

              (h) promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change in the business, operations, property, financial condition or prospects of Holdings or any of its material Subsidiaries; and

              (i) from time to time such additional information regarding the financial position or business of Holdings, Issuer or their respective Subsidiaries as DLJ Bridge may reasonably request.

              SECTION 6.2. Use of Proceeds. The proceeds from the issuance and sale of the Subordinated Bridge Notes by Issuer pursuant to this Agreement shall be used to finance, in part, (i) the consummation of the Transaction and
(ii) the payment of certain transaction costs in connection therewith.

              SECTION 6.3. Subsidiaries. Neither Holdings nor Issuer shall form, create, acquire or otherwise suffer to exist any Subsidiaries except (i) the Subsidiaries of Holdings and Issuer set forth on Schedule 3.8 hereto, and
(ii) other Subsidiaries permitted to be formed under the terms of the Credit Agreement; provided that if any such Subsidiary shall have guaranteed any obligation of Issuer under the Credit Agreement, such Subsidiary shall have become a party to the Subsidiary Guaranty.

              SECTION 6.4. Debt. Neither Holdings, Issuer nor any of their respective Subsidiaries shall incur, create, assume or permit to exist any Debt, except, without duplication:

              (a) indebtedness for borrowed money (excluding capital leases) existing on the date hereof and set forth in Schedule 6.4(a) hereto;

              (b) Debt created under the Finance Documents in an aggregate principal amount at any time outstanding not to exceed $300,000,000 (except as permitted by clause (i) of this Section 6.4);

              (c) extensions, renewals and refinancings of the foregoing so long as

       (i) the principal amount thereof is not increased (except to capitalize premium or interest and fees and expenses associated therewith), (ii) no material terms applicable to such Debt shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Debt on the date hereof and (iii) the interest rate applicable to such Debt shall be a market interest rate as of the time of such extension, renewal or refinancing;

              (d) Debt evidenced by the Securities or outstanding under the Holdings Guaranty or the Subsidiary Guaranty;

              (e) intercompany Debt between (i) Issuer and any of its wholly owned Subsidiaries, (ii) any wholly owned Subsidiaries of Issuer and (iii) between Holdings and Issuer or any wholly owned subsidiary (A) for the purposes set forth in Section 6.15(b)(i), not exceeding at any time during any fiscal year $2,000,000 minus the amount of any dividends or distributions previously paid to Holdings in such fiscal year pursuant to Section 6.15(b)(i), (B) for the purposes set forth in
       Section 6.15(b)(ii), not exceeding for the period following the Time of Purchase $3,000,000 minus the amount of any dividends or distributions previously paid to Holdings during such period pursuant to Section 6.15(b)(ii), (C) for the purposes set forth in Section 6.15(b)(iii), not exceeding for the period following the Time of Purchase $7,000,000 minus the amount of any dividends or distributions previously paid to Holdings during such period pursuant to Section 6.15(b)(iii) and (D) for the purposes set forth in Section 6.15(b)(iv);

              (f) the Seller Sub Debt; provided, however, that no cash payment of interest shall be made thereon while any Securities are outstanding;

              (g) capital leases of Issuer or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

              (h) "Interest Rate Protection Agreements" and "Reverse Repurchase Agreements" permitted under and as defined in the Credit Agreement;

              (i) Debt owing by any Subsidiary existing at the time such Subsidiary was acquired (or assumed by Issuer or such Subsidiary at the time assets of such Subsidiary were acquired) in an acquisition permitted by Section 6.8(f) (and any extensions, renewals or replacements of such Debt to the extent that (i) the aggregate principal amount of such Debt is not at any time increased, (ii) no material terms applicable to such Debt shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Debt on the date hereof and (iii) the interest rate applicable to such Debt shall be a market interest rate as of the time of such extension, renewal or replacement); provided that (A) such Debt was not incurred or created in connection with or in contemplation of such permitted acquisition and (B) the aggregate amount of such Debt shall not exceed $15,000,000 in the aggregate outstanding at any time;

              (j) in the case of Issuer, guarantees issued for the benefit of any of its wholly owned Subsidiaries in respect of obligations under operating leases and other obligations in the ordinary course of business;

              (k) Debt of any Joint Venture (as defined in the Credit Agreement) owing to Holdings, Issuer or any other Subsidiary to the extent permitted by Section 6.10(e);

              (l) Debt issued in satisfaction of Earn-out Obligations (as defined in the Credit Agreement) existing as of the Time of Purchase not in excess of $5,000,000 at any time outstanding; and

              (m) other Debt of Issuer or any of its Subsidiaries (which may, but need not, be incurred under the Finance Documents) in an aggregate principal amount not in excess of $10,000,000 at any time outstanding.

              SECTION 6.5. Limitation on Asset Sales. Neither Holdings nor Issuer will sell all or any portion of the outstanding capital stock of any of its Subsidiaries, and neither Holdings nor Issuer will permit any of their respective Subsidiaries to participate or engage in any other Asset Sale unless
(i) such Asset Sale is made for fair market value consideration and 80% of the consideration therefor received by Holdings, Issuer or such Subsidiary shall be in the form of cash or Cash Equivalents; provided, however, that the amount of
(A) any liabilities (as shown on Holdings' or Issuer's most recent consolidated balance sheet or in the notes thereto), of Holdings, Issuer or any Subsidiary (other than liabilities that are by their terms subordinated to the Subordinated Bridge Notes) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by Holdings, Issuer or any such Subsidiary from such transferee that are immediately converted by Holdings, Issuer or such Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this provision and (ii) in the case of a sale of any of the Assets Held for Sale, in addition to the foregoing, (A) the chief financial officer of Issuer certifies on behalf of Issuer that any such sale of assets is estimated by Issuer in good faith to be at a price equal to or greater than the then fair market value of such asset and (B) in the case of sales of such assets in respect of which the book value is greater than $10,000,000, such sale shall have been approved by the board





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

of directors of Issuer.

              SECTION 6.6. Conduct of Business and Maintenance of Existence. Holdings, Issuer and their respective Subsidiaries shall continue to engage in business of the same general type as now conducted, or proposed to be conducted as of the Time of Purchase, by Issuer, the Acquired Business and their respective Subsidiaries, and Holdings and Issuer shall, and shall cause each of their respective Subsidiaries to, preserve, renew and keep in full force and effect its respective corporate existence and all material rights, privileges and franchises necessary or desirable in the normal conduct of business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Holdings shall not engage in any business other than ownership of the outstanding capital stock of its Subsidiaries and business activities reasonably incidental thereto.

              SECTION 6.7. Transactions with Affiliates. Holdings and Issuer shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly , pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (other than Holdings or any Subsidiary of Holdings or a DLJ Affiliate), except on terms to Holdings, Issuer or such Subsidiary no less favorable than terms that could be obtained from a Person that is not an Affiliate, as determined in good faith by the Board of Directors of Holdings, Issuer or such Subsidiary, as the case may be; provided, however, that no determination of any such Board of Directors shall be required with respect to (i) any such transactions entered into in the ordinary course of business, (ii) any such transactions entered into with a DLJ Affiliate, or
(iii) transactions with shareholders, directors and employees pursuant to agreements existing as of the Time of Purchase and other compensation arrangements in the ordinary course of business.

              SECTION 6.8. Mergers, Consolidations and Acquisitions. Holdings and Issuer shall not, and shall not permit any of their respective Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that:

              (a) Issuer and any Subsidiary may purchase and lease inventory, property and services in the ordinary course of business (subject to Section 6.4(g) in the case of capital leases);

              (b) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any wholly-owned Subsidiary may liquidate and any Subsidiaries may merge into Issuer in a transaction in which Issuer is the surviving corporation and no Person other than Issuer or a wholly owned Subsidiary receives any consideration and (ii) any Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no Person other than Issuer or a wholly owned Subsidiary receives any consideration;

              (c) at any time prior to the first anniversary of the Time of Purchase, Issuer may purchase or otherwise acquire assets with the Net Cash Proceeds from the sale of any of the Assets Held for Sale remaining after payment of any Designated Senior Debt required to be made with such Net Cash Proceeds under the terms of the Credit Agreement or any other agreement or instrument evidencing or relating to such Designated Senior Debt; provided, however, that if at the time of the receipt of any Net Cash Proceeds under this clause (c) any acquisitions have been previously made pursuant to Section 6.8(d), the amount of such Net Cash Proceeds otherwise available to make acquisitions hereunder shall be applied (i) first, to reinstate the capital expenditure limitation set forth in Section 6.30 to the extent previously reduced by application of Section 6.8(d) and thereby reinstate the amount available for capital expenditures thereunder and (ii) second, to make acquisitions under this clause (c); provided, further, that such acquisitions shall only be permitted if (A) the assets purchased have generated a positive EBITDA for the twelve months immediately preceding the month of the acquisition of such assets, and (B) Issuer shall be in compliance with the financial covenants of the Credit Agreement at the time of such purchase (without waiver or amendment thereof), and Issuer shall have delivered to DLJ Bridge an officer's certificate to such effect, together with all relevant financial information for such assets;

              (d) at any time prior to the first anniversary of the Time of Purchase, if there are insufficient Net Cash Proceeds to make acquisitions under Section 6.8(c), then Issuer may purchase or otherwise acquire assets for cash as capital expenditures pursuant to Section 6.30, but only to the extent of such insufficiency; provided that (i) the aggregate amount of cash consideration paid in respect of permitted acquisitions under this clause (d) shall not exceed $15,000,000 (as reduced by 50% of the amount of Capital Expenditures incurred by Issuer in excess of $5,000,000 for the first fiscal quarter of 1995) for the period from the Time of Purchase, (ii) the aggregate amount of cash consideration paid in respect of acquisitions permitted under this clause (d) shall be applied against the capital expenditure limitation set forth in Section 6.30 and shall thereby reduce the amount available for capital expenditures permitted thereunder, (iii) such acquisitions shall only be permitted if (A) the assets purchased have generated a positive EBITDA for the twelve months immediately preceding the month of the acquisition of such assets and
       (B) Issuer shall be in compliance with the financial covenants of the Credit Agreement at the time of such purchase (without waiver or amendment thereof), and Issuer shall have delivered to DLJ Bridge an officer's certificate to such effect, together with all relevant financial information for such assets; and (iv) the aggregate amount of consideration paid in respect of acquisitions permitted by Sections 6.8(c) and 6.8(d) shall not exceed $25,000,000 in the aggregate for the period from the Time of Purchase;

              (e) at any time prior to the first anniversary of the Time of Purchase, Issuer may acquire minority partnership interests in the lithotripsy business in an amount not to exceed $15,000,000 in the aggregate for the period following the Time of Purchase; provided, however, that in the event that Issuer is obligated to acquire such minority partnership interests as a result of the valid exercise of put options by the owners thereof and such acquisitions cause the aggregate amount of all such acquisitions to exceed $15,000,000, then (i) the amount of such acquisitions in excess of $15,000,000 shall be applied against the Net Cash Proceeds limitation set forth in Section 6.8(c) and thereby reduce the amount of Net Cash Proceeds available thereunder for acquisitions permitted by such Section and (ii) notwithstanding the limitation set forth in this Section 6.8(e), such required acquisitions shall be permitted hereunder; and

              (f) at any time prior to the first anniversary of the Time of Purchase, Holdings and Issuer may make acquisitions in which the sole consideration given by Holdings, Issuer or any Subsidiary is common stock of Holdings; provided that: (i) the aggregate amount of consideration (based upon the fair market value of the Holdings common stock, as determined in a manner reasonably satisfactory to DLJ Bridge), including the amount of all liabilities assumed or, in the case of an acquisition or a corporation or partnership, plus the amount of liabilities shown on the balance sheet of such corporation or partnership at the time of acquisition, paid in respect of all such permitted acquisitions shall not exceed $25,000,000 for the period from the Time of Purchase and (ii) such acquisitions shall only be permitted if:

                        (A) the assets purchased have generated a positive
              EBITDA for the twelve months immediately preceding the month of the acquisition of such assets;

                        (B) the ratio of total Debt assumed in such acquisition
              to EBITDA generated by such assets for the twelve months immediately preceding the month such acquisition is consummated does not exceed: (x) 4.00 to 1.00, if such acquisition occurs on or before September 30, 1995, (y) 3.25 to

              1.00 if such acquisition occurs after September 30, 1995 and on or before December 31, 1995 and (z) 2.75 to 1.00 thereafter; and

                        (C) Issuer shall be in compliance with the financial
              covenants of the Credit Agreement at the time of such purchase (without waiver or amendment thereof);

       and Issuer shall have delivered to DLJ Bridge an officer's certificate with respect to each calculation hereunder, together with all relevant financial information for such assets.

              SECTION 6.9. Limitation on Liens. Holdings and Issuer shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens on the assets of Holdings or the stock or assets of Issuer and their respective Subsidiaries securing its obligations under the Finance Documents and extensions, renewals and refinancings thereof within the limitations specified in Section 6.4.;

              (b) other Liens on the assets of Holdings, Issuer and/or on the stock or assets of their respective Subsidiaries in existence at the Time of Purchase and disclosed in the Purchase Agreement securing Debt disclosed in the Purchase Agreement and refinancings thereof permitted under Section 6.4; and

              (c) other Liens permitted under the Credit Agreement as such agreement is in effect at the time of Purchase and without regard to any subsequent amendment thereto or waiver thereof.

              SECTION 6.10. Investments. Holdings and Issuer shall not, and shall not permit any of their respective Subsidiaries to, make or acquire any Investment in any person except for:

              (a) Investments in Subsidiaries existing as of the Time of Purchase;

              (b)  Investments in Subsidiary Guarantors;

              (c)  Investments in Cash Equivalents;

              (d) Permitted Investments (as such term is defined in the Credit Agreement as such agreement is in effect at the Time of Purchase and without regard to any subsequent amendment thereto or waiver thereof);

              (e) (i) Investments by Holdings, Issuer or any of their Subsidiaries consisting of loans at arm's length terms to any Person in which Holdings, directly or indirectly, owns more than a 20% equity interests (but that is not a wholly owned Subsidiary) existing at the Time of Purchase and set forth in Schedule 6.10(e), and any extensions, renewals or replacements of the same provided that the aggregate principal amount of such loans are not at any time increased, and (ii) additional such Investments provided that (A) the aggregate principal amount of such loans outstanding at any time shall not exceed $5,000,000 and (B) any such loans entered into after the Time of Purchase shall be evidenced by a promissory note;

              (f) Employee Loans (as defined in the Credit Agreement) not exceeding $4,000,000 in aggregate principal amount at any time outstanding;

              (g) promissory notes, contingent payment obligations and equity interests received or accepted in connection with any disposition of assets permitted under Section 6.5, provided that the aggregate amount of such promissory notes, contingent payment obligations and equity interests received pursuant to this clause (g) does not exceed $10,000,000 at any time outstanding; and

              (h)  acquisitions permitted by Section 6.8.

              SECTION 6.11. Payment of Obligations. Holdings and Issuer shall, and shall cause their respective Subsidiaries to, pay and discharge at or before maturity all their material obligations and liabilities, including, without limitation, tax liabilities, except where the same is being contested in good faith by appropriate proceedings, and shall maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

              SECTION 6.12. Compliance with Laws. Holdings and Issuer shall, and shall cause their respective Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, except where compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              SECTION 6.13. Inspection of Property, Books and Records. Holdings and Issuer shall, and shall cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and shall permit representatives of DLJ Bridge, at Issuer's expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with its executive officers and, subject to the right of Issuer's representatives to participate in any such discussion, independent public accountants, all at such reasonable times and as often as may reasonably be desired.

              SECTION 6.14. Investment Company Act. None of Holdings, Issuer or any of their respective Subsidiaries will be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

              SECTION 6.15. Restricted Payments. Holdings and Issuer shall not, and shall not permit any of their respective Subsidiaries to, declare or make any Restricted Payment, except that:

              (a) any Subsidiary of Issuer may declare and pay dividends or make other distributions to (i) Issuer, (ii) any Subsidiary Guarantor and (iii) in the case of any Subsidiary (other than a Joint Venture (as defined in the Credit Agreement)) that is not a wholly owned subsidiary, any other shareholder if such dividends or distributions are paid pro rata to all holders of the capital stock of such Subsidiary;

              (b) so long as no Default shall have occurred or be continuing, Issuer may declare and pay dividends or make other distributions to Holdings in order to enable Holdings to pay (i) any taxes or expenses required to be paid by Holdings in the ordinary course of business, so long as the aggregate amount of such dividends or distributions (other than any such dividends or other distributions made for the purposes of paying taxes), together with the aggregate principal amount of any loans made pursuant to Section 6.4(e), does not exceed $2,000,000 in any fiscal year, (ii) any other charges or expenses, so long as the aggregate amount of such dividends or other distributions, together with the aggregate principal amount of any loans made pursuant to Section 6.4(e), does not exceed $3,000,000 for the period following the Time of Purchase; (iii) any expenses required to be paid by Holdings in connection with complying with its obligations under Section 5.16 of the Credit Agreement and any other expenses incurred by Holdings in the ordinary course of business prior to complying with such Section, so long as the aggregate amount of such dividends or other distributions, together with aggregate principal amount of any loans made pursuant to
       Section 6.4(e), does not exceed $7,000,000 for the period following the Time of Purchase; and (iv) any amounts required to be paid by Holdings as a Purchase Price Adjustment as defined in and pursuant to the Purchase Agreement;

              (c) so long as no Default shall result therefrom, (i) Holdings may repurchase shares of its common stock from its current or former officers, employees and directors at a price not to exceed the then current market value for such stock and (ii) Holdings may make other distributions or payments in respect of its capital stock held by its current or former officers, employees or directors, provided that the aggregate amount expended by Issuer pursuant to this clause (c) shall not exceed $1,000,000 during the period following the Time of Purchase;

              (d) Holdings and Issuer may extend, renew and refinance Debt in accordance with the terms of Section 6.4;

              (e) Holdings may declare or distribute dividends payable solely in its common stock;

              (f) at the Time of Purchase, Issuer may distribute a portion of the proceeds of any term loans under the Credit Agreement to Holdings, but only to the extent necessary to pay Acquisition Costs (as defined in the Credit Agreement) and repay Debt under the Existing Credit Agreement (as defined in the Credit Agreement); and

              (g) Holdings may issue its common stock upon conversion of the Seller Sub Debt or any other convertible Debt existing at the Time of Purchase, in each case in accordance with the terms of the instrument evidencing such Debt.

Notwithstanding anything to the contrary contained herein, Holdings shall not be permitted to make any cash payment on account of the Seller Sub Debt to the holders thereof, whether for the payment of principal or interest thereon or otherwise.

              SECTION 6.16. Appointment of Director. If an Event of Default shall have occurred and for so long as its continuing, Issuer and Holdings shall provide DLJ Bridge with the right to appoint, in DLJ Bridge's sole discretion, one additional Director to the Board of Directors of Issuer and/or Holdings; provided that such right shall terminate at such time as DLJ Bridge is no longer the holder of at least 50% of the aggregate outstanding principal amount of the Subordinated Bridge Notes or the Subordinated Rollover Notes.

              SECTION 6.17. Fiscal Year. Issuer shall not permit its fiscal year to end on a day other than December 31.

              SECTION 6.18. Supplemental Information. If at any time Issuer or Holdings is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Issuer and Holdings will promptly furnish at its expense, upon request, for the benefit of holders from time to time of the Securities, to holders of the Securities and prospective purchasers of the Securities, information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

              SECTION 6.19. No Senior or Pari Passu Debt. Holdings and Issuer will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Debt of Holdings, Issuer or such Subsidiary that is subordinate in right of payment to any other Debt of Holdings, Issuer or such Subsidiary unless such Debt by its terms or the terms of the instrument creating or evidencing such Debt is subordinate in right of payment with the Securities (and the Subsidiary Guaranty, as applicable) on terms acceptable to DLJ Bridge.

              SECTION 6.20. Permanent Financing. (a) Holdings and Issuer will, and, as applicable, will cause each of their respective Subsidiaries to, take all actions which, in the reasonable judgment of Holdings, Issuer and DLJSC, are necessary or desirable to obtain Permanent Financing as soon as practicable (i) through issuance of securities at such interest rates and terms as are, in the opinion of DLJSC, prevailing for new issues of securities of comparable size and credit rating in the United States capital markets at the time such Permanent Financing is consummated and obtained in comparable transactions made on an arm's-length basis between unaffiliated parties, or
(ii) if the Permanent Financing cannot be effected on the terms set forth in clause (i) above, or such other terms as are then prevailing for new issues of securities of comparable size and credit rating in the United States capital markets, provided that, if in the reasonable judgment of DLJSC, warrants to purchase common equity securities of Holdings need to be provided for the consummation of Permanent Financing on the terms set forth in clause (i) above, Holdings shall make available such warrants at a nominal purchase price with an exercise price equal to the average closing market price during the preceding 10 trading days as is needed to facilitate the Permanent Financing on the terms set forth in clause (i) above. The respective amounts to be financed by the Permanent Financing shall be as determined by Holdings and Issuer, but shall be in an amount at least sufficient to repay or redeem the Securities in full in accordance with their terms. Holdings and Issuer hereby covenant and agree that the net proceeds from the Permanent Financing shall be used to the extent required to redeem in full the Securities in accordance with their terms.

              (b) Holdings and Issuer covenant that they will enter into such agreements as in the reasonable judgment of Holdings, Issuer and DLJSC are customary in connection with any such Permanent Financing, make such filings under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and State securities laws as in the reasonable judgment of Holdings, Issuer and DLJSC shall be required to permit consummation of such Permanent Financing and take such steps as in the reasonable judgment of Holdings, Issuer and DLJSC are necessary to cause such filings to become effective or in the reasonable judgment of Holdings, Issuer and DLJSC are otherwise required to consummate such Permanent Financing; provided that Holdings and Issuer will not be obligated to qualify to do business as a foreign corporation in any jurisdiction in which it is not then so qualified to facilitate the Permanent Financing.

              SECTION 6.21. Restrictions on Certain Amendments. Holdings and Issuer will not amend, or suffer to be amended, any Holdings Corporate Document or Issuer Corporate Document if such amendment would materially adversely affect DLJ Bridge or the holders of the Securities, and will not amend the notes evidencing the Seller Sub Debt without the prior written consent of DLJ Bridge.

              SECTION 6.22. Subsidiary Guaranty. Immediately after consummation of the Transaction, Issuer shall cause each of the Subsidiary Guarantors which was not a Subsidiary of Issuer immediately prior to the Transaction and which is required to become a guarantor of the obligations under the Credit Agreement to enter into the Subsidiary Guaranty.

              SECTION 6.23. Fee Due in Certain Circumstances. If Issuer (a) at any time or from time to time exercises its right to prepay or otherwise redeem the Securities in whole or in part or (b) pays the Securities at their stated maturity, in either case with or in anticipation of funds raised directly or indirectly by any means other than a transaction in which DLJSC or any of its Affiliates has acted as exclusive agent or sole underwriter or by means of the Subordinated Rollover Notes (in the case of the maturity of the Subordinated Bridge Notes), Issuer shall pay DLJ Bridge a fee equal to 3.00% of the Securities so prepaid, redeemed or paid; provided, however, that (i) after twelve months from the date of issuance of the Subordinated Bridge Notes, no such fee shall be payable if the Bona Fide Proposal Condition has not been met and (ii) no such fee shall be payable in the event that before the first anniversary of the Time of Purchase (A) Issuer or Holdings has proposed to make an acquisition that would otherwise be permitted by Section 6.8(f) of the Agreement except that such acquisition would cause the aggregate amount of consideration paid for all such acquisitions since the Time of Purchase to exceed $25,000,000, (B) the Lenders shall have granted an express waiver under the Credit Agreement to permit such acquisition and (C) DLJ Bridge shall have notified Issuer or Holdings in writing, as the case may be, that it will not consent to such acquisition, and Issuer exercises its right to prepay all, but not less than all, of the aggregate principal amount of the Subordinated Bridge Notes at a redemption price equal to 100% of the principal amount of the Notes so prepaid without premium or penalty.

              The "BONA FIDE PROPOSAL CONDITION" shall be deemed met if:
(a)(i) at any time during the twelve-month period following the issuance of the Subordinated Bridge Notes, DLJSC has delivered to Issuer a proposal to market securities of Issuer and/or one or more of its Subsidiaries to one or more financially responsible institutional investors (or a commitment from DLJSC, one of its Affiliates or another nationally recognized investment banking firm to underwrite the public sale of such securities on a firm-commitment basis), on financial and other terms and conditions no less favorable to Issuer or such Subsidiary or Subsidiaries than those generally available in the United States capital markets to issuers of securities having a credit worthiness comparable to that of Issuer or such Subsidiary or Subsidiaries in an amount sufficient to redeem all the Subordinated Bridge Notes outstanding at such time, and (ii) Issuer or such Subsidiary or Subsidiaries did not authorize DLJSC or its applicable Affiliate to offer securities of such issuer on terms substantially similar to those so proposed, or (b) at any time during the twelve-month period following the issuance of the Subordinated Bridge Notes: (i) DLJSC and Issuer have agreed, in the exercise of their reasonable judgement, that no proposal of the type described in clause (a)(i) above can be made on terms and conditions more favorable to Issuer than those set forth in the Subordinated Rollover Notes; provided that the Bona Fide Proposal Condition shall not be deemed met if DLJSC or one of its Affiliates makes a proposal as described in clause (a)(i) that is accepted by Issuer, as the case may be, and DLJSC or such Affiliate fails to arrange for the sale of the proposed securities on terms and conditions substantially similar to those contained in such proposal.

              SECTION 6.24. Environmental Reports. Issuer shall deliver to DLJ Bridge any environmental reports provided to the Lenders under the Credit Agreement.

              SECTION 6.25. Audits. To the extent Issuer receives copies of any audits or appraisals performed by or for the benefit of the Lenders under the Credit Agreement, it shall provide DLJ Bridge with copies thereof.

              SECTION 6.26. Insurance. Holdings and Issuer shall, and shall cause each of its Subsidiaries to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including (i) public liability insurance against claims for Personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and (ii) business interruption insurance; and maintain such other insurance as may be required by law.

              SECTION 6.27. Employee Benefits. Holdings and Issuer shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with the provisions of Section 5.06 of the Credit Agreement as such agreement is in effect at the Time of Purchase and without regard to any subsequent amendment thereto or waiver thereof.

              SECTION 6.28. Sale and Lease-Back Transactions. Neither Holdings nor Issuer shall, and neither shall permit any of respective Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or Personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that Issuer or any Subsidiary may enter into any such arrangement with respect to computer equipment and motor vehicles so long as the aggregate amount of Debt incurred in connection with such arrangements does not exceed $5,000,000 at any time outstanding.

              SECTION 6.29. Restrictions on Subsidiaries. Issuer shall not permit any Subsidiary Guarantor to enter into any agreement or investment that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to Issuer or any Subsidiary that is a direct or indirect parent of such Subsidiary.

              SECTION 6.30. Restrictions on Capital Expenditures. Holdings and Issuer shall not, and shall not permit any of their respective Subsidiaries to, permit the aggregate amount of Capital Expenditures (including acquisitions made pursuant to Section 6.8(d)) made by Holdings, Issuer and the Subsidiaries from the Time of Purchase through the first anniversary thereof to exceed $30,000,000 (as reduced by the amount of Capital Expenditures incurred by Issuer in excess of $5,000,000 for the first fiscal quarter of 1995) in the aggregate.

                                  ARTICLE VII

                        THE SUBORDINATED ROLLOVER NOTES

              SECTION 7.1. Issuance of Subordinated Rollover Notes. (a) Issuer shall have the option, in lieu of cash payment of the principal of the Subordinated Bridge Notes at their stated maturity (the "ROLLOVER DATE"), to issue Subordinated Rollover Notes in satisfaction of all (but not less than all) outstanding Subordinated Bridge Notes. The exercise of such option may be effected by Issuer in accordance with and subject to the provisions of this Section and the Subordinated Bridge Notes.

              (b) Issuer shall give DLJ Bridge and each holder of Subordinated Bridge Notes five Business Days' notice of Issuer's election to issue Subordinated Rollover Notes in satisfaction of the Subordinated Bridge Notes. Any such notice given on the fifth day before the stated maturity date of the Subordinated Bridge Notes shall remain effective for any extended maturity date of the Subordinated Bridge Notes as contemplated by Section 7.2(a). On the Rollover Date, upon the simultaneous receipt of the Subordinated Bridge Notes, Issuer shall cause to be released from escrow to DLJ Bridge for the account of each holder of a Subordinated Bridge Note, a Subordinated Rollover Note in a principal amount equal to the aggregate principal amount of the Subordinated Bridge Notes of such holder.

              (c) A funding fee in an amount equal to 3.00% of the principal amount of the Subordinated Rollover Notes will be payable in cash to the holders of the Subordinated Rollover Notes upon issuance of the Subordinated Rollover Notes.

              SECTION 7.2. Conditions Precedent to Issuance of Subordinated Rollover Notes. The obligation of each holder of a Subordinated Bridge Note to accept Subordinated Rollover Notes in satisfaction of its Subordinated Bridge Notes hereunder is subject to the satisfaction of the following conditions on the Rollover Date:

              (a) At the time of the issuance of the Subordinated Rollover Notes, there shall exist no payment default or acceleration under the Subordinated Bridge Notes; provided that if there shall exist a Default which with notice or the passage of time could become an Event of Default with respect to the Subordinated Bridge Notes, the maturity of the Subordinated Bridge Notes and the Rollover Date will be automatically extended until the day after the date on which such Default becomes an Event of Default; provided, further, that if such Default shall be cured or waived prior to becoming an Event of Default the Subordinated Bridge Notes shall mature and the Rollover Date shall occur on the Business Day following the date upon which such Default shall have been cured or waived;

              (b) There shall have been no acceleration under the Credit Agreement or in respect of any Debt of Holdings or any of its Subsidiaries in an amount in excess of $2,000,000;

              (c) All fees due to DLJ Bridge and DLJSC shall have been paid in full; and

              (d) No order, decree, injunction or judgment enjoining the issuance of the Subordinated Rollover Notes shall be in effect.

              SECTION 7.3.  Sale and Purchase of Subordinated Rollover Notes.

              (a) Subject to Article VIII, DLJ Bridge shall have the absolute and unconditional right to resell the Subordinated Rollover Notes in compliance with applicable law to any third parties.

              (b) Issuer shall require Holdings to make available to DLJ Bridge such equity of Holdings as shall be necessary to facilitate the resale of the Subordinated Rollover Notes to third parties.

              SECTION 7.4.  Warrants.

              (a) In the event that the Subordinated Rollover Notes are exchanged for Subordinated Bridge Notes, on the first day of each period beginning on or after the issuance of the Subordinated Rollover Notes listed in Column A below for so long as any Subordinated Rollover Notes are outstanding, the holders of the Subordinated Rollover Notes shall be entitled to withdraw from the escrow, and retain (on a pro rata basis), Warrants for the purchase of the percentage of Holdings' fully-diluted common stock specified in Column B below opposite such time period:

                                  A                                   B
                        0-89 days                                   0.50%
                        90-179 days                                 1.00%
                        180-269 days                                1.00%
                        270-269 days                                1.50%
                        360-449 days                                2.00%
                        450-539 days                                2.50%
                        540-629 days                                2.50%
                        630-719 days                                3.00%
                        720-809 days                                3.00%
                        810 days and thereafter                     3.00%
                                                                    20.00%
                                                                    =====

              (b) Any Warrants to which the holders of the Subordinated Bridge Notes are not entitled as set forth above shall be returned to Holdings following a determination thereof.


                                  ARTICLE VIII

                             TRANSFER OF SECURITIES

              SECTION 8.1. Restrictions on Transfer. From and after the Time of Purchase and their respective dates of issuance, as the case may be, none of the Securities shall be transferable except upon the conditions specified in this Section 8.1 and in Sections 8.2 through 8.4, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein.

              SECTION 8.2. Restrictive Legends. (a) Each certificate for the Securities issued to DLJ Bridge or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 8.2(b) or Section 8.3) include a legend in substantially the following form:

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 6, 1995, A COPY OF WHICH MAY BE OBTAINED FROM ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICE.

              (b) Any holders of Securities registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Securities on transfer for new securities that shall not bear the legend set forth in clause (a) of this Section 8.2.

              SECTION 8.3. Notice of Proposed Transfers. (a) Five Business Days prior to any proposed Transfer (other than Transfers of Securities (i) registered under the Securities Act, (ii) to a DLJ Affiliate or a general partnership in which a DLJ Affiliate is one of the general partners, or (iii) subject to Section 8.3(b), to be made in reliance on Rule 144A under the Securities Act) of any Securities, the holder thereof shall give written notice to Issuer of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, and shall be accompanied by
(A) an opinion of counsel reasonably satisfactory to Issuer addressed to Issuer to the effect that the proposed Transfer of such Securities may be effected without registration under the Securities Act, (B) such representation letters in form and substance reasonably satisfactory to Issuer to ensure compliance with the provisions of the Securities Act, and (C) such letters in form and substance reasonably satisfactory to Issuer from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if Issuer shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to Issuer. Each certificate evidencing the Securities transferred as above provided shall bear the legend set forth in Section 8.2(a) except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in Sections
8.1 through 8.4 are required in order to ensure compliance with the provisions of the Securities Act.

              (b) Five Business Days prior to any proposed Transfer of any Securities to be made in reliance on Rule 144A under the Securities Act ("RULE 144A"), the holder thereof shall give written notice to Issuer of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if Issuer shall have received such notice of transfer, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to Issuer. Each certificate evidencing the Securities transferred as above provided shall bear the legend set forth in
Section 8.2(a).

              SECTION 8.4. Registration Rights. (a) Subject to Section 8.4(b), Issuer hereby grants DLJ Bridge and each Permitted Transferee, Registration Rights with respect to the Subordinated Rollover Notes on the terms set forth in Exhibit C.

              (b) Issuer may satisfy its obligations to register the Subordinated Rollover Notes as set forth in Section 8.4(a), by effecting an exchange offer whereby Issuer would offer registered notes having terms substantially identical to the Subordinated Rollover Notes ("SUBSTITUTE NOTES") in exchange for all outstanding Subordinated Rollover Notes; provided that in the opinion of counsel for both Issuer and DLJ Bridge, such Substitute Notes in the hands of DLJ Bridge would be freely saleable by DLJ Bridge (assuming it is not an affiliate of Issuer) without registration or requirement for delivery of a current prospectus under the Securities Act.


                                   ARTICLE IX

                                 MISCELLANEOUS

              SECTION 9.1. Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify in writing for the purpose (in the case of Issuer, by notice to DLJ Bridge or in the case of DLJ Bridge, by notice to Issuer). Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

              SECTION 9.2. No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the other Bridge Documents are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

              (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by Issuer and the Majority Holders; provided that without the consent of each holder of any Securities affected thereby, an amendment, supplement or waiver may not (a) reduce the aggregate principal amount of Securities whose holders must consent to an amendment, supplement or waiver, (b) reduce the rate or extend the time for payment of interest on any Securities, (c) reduce the principal amount of or extend the stated maturity of any Security or (d) make any Security payable in money or property other than as stated in the Subordinated Bridge Notes. In determining whether the holders of the requisite principal amount of Securities have concurred in any direction, consent, or waiver as provided in this Agreement or in the Subordinated Bridge Notes, Securities which are owned by Issuer or any other obligor on the Securities, or by any Person (other than a DLJ Affiliate) controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided, further, that no such amendment, supplement or waiver which affects the rights of DLJ Bridge, otherwise than solely in its capacity as a holder of the Securities, shall be effective with respect to it without its prior written consent. Notwithstanding the foregoing, Issuer and DLJ Bridge may amend or supplement this Agreement or the Securities without any notice to or consent of any holder of Securities to make any change that does not adversely affect the rights of such holder of Securities.

              SECTION 9.3. Indemnification. In consideration of the commitment given by DLJ Bridge to Issuer pursuant to the Bridge Commitment Letter between Issuer and DLJ Bridge (such Bridge Commitment Letter, is referred to herein as the "COMMITMENT"), Issuer agrees to indemnify and hold harmless DLJ Bridge, its affiliates, and each Person, if any, who controls DLJ Bridge, or any of its affiliates within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (a "CONTROLLING PERSON"), and the respective partners, agents, employees, officers and directors of DLJ Bridge, it affiliates, and any such Controlling Person (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES" or the "DLJ BRIDGE GROUP"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not DLJ Bridge Group is a party thereto; provided that Issuer shall not be obligated to advance such costs to any Indemnified Party other than DLJ Bridge unless it has received from such Indemnified Party an undertaking to repay to Issuer the costs so advanced if it should be determined by final judgement of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) arising out of, or in connection with, any activities contemplated by the Commitment or any other services rendered in connection therewith, including, but not limited to, losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or any alleged untrue statement of a material fact or any omission or any alleged omission to state a material fact in any of the disclosure or offering or confidential information documents (the "DISCLOSURE DOCUMENTS") pertaining to any of the transactions or proposed transactions contemplated by the Commitment, including any eventual resale or refinancing of the Subordinated Bridge Notes (as defined in the Commitment) or resale or refinancing by DLJ Bridge of the Subordinated Rollover Notes (as defined in the Commitment); provided that Issuer will not be responsible for any claims, liabilities, losses, damages or expenses that are
(i) based upon an untrue statement or any alleged untrue statement in or omission from any Disclosure Documents made in reliance upon and in conformity with written information furnished to Issuer by DLJ Bridge Group expressly for use therein or (ii) determined by final judgement of a court of competent jurisdiction to result primarily from DLJ Bridge Group's gross negligence, willful misconduct or bad faith. Issuer also agrees that DLJ Bridge Group shall have no liability (except for breach of provisions of the Bridge Commitment Letter) for claims, liabilities, damages, losses or expenses, including legal fees, incurred by Issuer unless they are determined by final judgment of a court of competent jurisdiction to result primarily from (a) DLJ Bridge's use of Disclosure Documents not approved by Issuer or (b) the failure of DLJ Bridge to furnish to any purchaser of securities any Disclosure Document furnished to DLJ Bridge by Issuer which corrected any untrue statement of a material act or omission to state a material fact contained in a Disclosure Document previously furnished to such purchaser by DLJ Bridge, or (c) DLJ Bridge Group's gross negligence, willful misconduct or bad faith.

              In case any action shall be brought against DLJ Bridge Group with respect to which indemnity may be sought against Issuer under this agreement, DLJ Bridge Group shall promptly notify Issuer in writing and Issuer shall, if requested by DLJ Bridge or if Issuer desires to do so, assume the defense thereof, including the employment of counsel satisfactory to DLJ Bridge and payment of all reasonable fees and expenses. The failure to so notify Issuer shall not affect any obligations Issuer may have to DLJ Bridge Group under this Commitment or otherwise unless Issuer is materially adversely affected by such failure. DLJ Bridge Group shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of DLJ Bridge Group, unless: (i) Issuer has failed to assume the defense and employ counsel satisfactory to DLJ Bridge or (ii) the named parties to any such action (including any impleaded parties) include DLJ Bridge Group and Issuer, and DLJ Bridge Group shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Issuer, in which case, if such Indemnified Party notifies Issuer in writing that it elects to employ separate counsel at the expense of Issuer, Issuer shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that Issuer shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by DLJ Bridge. Issuer shall not be liable for any settlement of any such action affected without the written consent of Issuer (which shall not be unreasonably withheld) and Issuer agrees to indemnifying and hold harmless DLJ Bridge Group from and against any loss or liability by reasons of settlement of any action effected with the consent of Issuer. In addition, Issuer will not, without the prior written consent of DLJ Bridge, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may sought hereunder (whether or not DLJ Bridge is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of DLJ Bridge and the other Indemnified Parties, satisfactory in form and substance to DLJ Bridge, from all liability arising out of such action, claim, suit or proceeding.

              If for any reason the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, Issuer shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by Issuer, on the one hand, and by DLJ Bridge, on the other, from the Transaction contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by Issuer, on the one hand, and DLJ Bridge, on the other, but also the relative fault of Issuer and DLJ Bridge as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 9.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by DLJ Bridge pursuant to the Commitment. It is hereby further agreed that the relative benefits to Issuer on the one hand and DLJ Bridge on the other with respect to any Transaction shall be deemed to be in the same proportion as (i) the total value of the Transaction bears to (ii) the fees paid to DLJ Bridge with respect to such Transaction. The relative fault of Issuer on the one hand and DLJ Bridge on the other with respect to the Transaction shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by Issuer or by DLJ Bridge and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Indemnified Party shall have any liability to Issuer or any other Person in connection with the services rendered pursuant to the Commitment except for the liability for any claims, liabilities, losses or damages finally determined by a court of competent jurisdiction to have resulted from action taken or omitted to be taken by such Indemnified Party in bad faith or to be due to such Indemnified Party's willful misconduct, or gross negligence. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              The indemnity, contribution and expense reimbursement obligations set forth herein (i) shall be in addition to any liability Issuer may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of the Commitment and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the DLJ Bridge or any other Indemnified Party.

              SECTION 9.4. Expenses; Documentary Taxes. Issuer agrees to pay all reasonable out-of-pocket costs, expenses and other payments in connection with the purchase and sale of the Securities as contemplated by this Agreement including without limitation (i) fees and disbursements of special counsel for DLJ Bridge incurred in connection with the preparation of the Bridge Documents,
(ii) all out-of-pocket expenses of DLJ Bridge, including fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by DLJ Bridge and each holder of Securities, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, Issuer agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of this Agreement or the issuance of the Securities, including compensation to DLJ Bridge for withholding taxes of any kind.

              SECTION 9.5. Payment. Issuer agrees that, so long as DLJ Bridge shall own any Securities purchased by it from Issuer hereunder, Issuer will make payments to DLJ Bridge of all amounts due thereon by wire transfer by 12:00 noon (New York City time) on the date of payment to such account as specified beneath DLJ Bridge's name on the signature page hereof or to such other account or in such other similar manner as DLJ Bridge may designate to Issuer, in writing.

              SECTION 9.6. Successors and Assigns. This Agreement shall be binding upon Issuer and DLJ Bridge and DLJ Bridge's successors and assigns. Issuer may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders.
All provisions hereunder purporting to give rights to DLJ and its Affiliates or to holders of Securities are for the express benefit of such Persons.

              SECTION 9.7. Brokers. Issuer represents and warrants that, except for DLJSC, it has not employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with the Transaction or the sale of the Securities.

              SECTION 9.8. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SECTION 9.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

              SECTION 9.10. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.


ISSUER:                           CORAM, INC.


                                  By:
                                     Name:
                                     Title:

                                        Coram, Inc.
                                        1125 Seventeenth Street, Suite 1500
                                        Denver, Colorado  80202
                                        Attention:  Patrick J. Fortune
                                        Telecopy:  (303) 298-0043


HOLDINGS:                         CORAM HEALTHCARE CORPORATION


                                  By:
                                     Name:
                                     Title:

                                        Coram Healthcare Corporation
                                        1125 Seventeenth Street, Suite 1500
                                        Denver, Colorado  80202
                                        Attention:  Patrick J. Fortune
                                        Telecopy:  (303) 298-0043

DLJ BRIDGE:                       CORAM FUNDING, INC.


                                  By:
                                     Name:
                                     Title:

                                  140 Broadway
                                  New York, New York  10005-1285
                                  Attention:  Robert C. Grien
                                  Telecopy:  (212) 504-4991
                                  Account Number and Bank for
                                  Payment:  Citibank, N.A.
                                  ABA # 021-000-089
                                  DLJSC Account No. 3889-6041
                                  For further credit to: Coram Funding, Inc.
                                  Account No.: 275-002129

                                                                       EXHIBIT A




                        FORM OF SUBORDINATED BRIDGE NOTE




              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 6, 1995, A COPY OF WHICH MAY BE OBTAINED FROM ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICE.


No. __                                                              $150,000,000


                                                 Issuance Date:  _________, 19__

                                  CORAM, INC.

                    Senior Subordinated Increasing Rate Note

       Coram, Inc., a Delaware corporation (together with its successors, "ISSUER"), for value received hereby promises to pay to

                              CORAM FUNDING, INC.

and registered assigns (i) the principal sum of

               ONE HUNDRED FIFTY MILLION DOLLARS AND 00/100 CENTS

by wire transfer of immediately available funds to the Holder's account (the "BANK ACCOUNT") at such bank in the United States as may be specified in writing by the Holder (as defined below) to Issuer, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, on April 6, 1996; provided that if on such date there shall exist a Default which with notice or the passage of time could become an Event of Default with respect to this Note, the maturity of this Note will be automatically extended until the day after the date on which such Default becomes an Event of Default; provided, further, that if such Default shall be cured or waived prior to becoming an Event of Default, the Notes shall mature on the Business Day following the date upon which such Default shall have been cured or waived, and
(ii) to pay interest, quarterly in arrears, on the 30th day of March, June, September and December (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "INTEREST PAYMENT DATE") of each year in which this Note remains outstanding, commencing with the first Interest Payment Date after the date of issuance set forth above, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, by wire transfer of immediately available funds to the Bank Account from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from the date of issuance set forth above until payment in full of the principal sum hereof has been made.

              The interest rate shall be a floating rate per annum (the "INTEREST RATE") equal to the sum of (i) the Prime Rate in effect from time to time plus (ii) 3.00% plus (iii) an additional percentage amount, equal to 1.00% from and including October 6, 1995 and increasing by an additional 0.50% effective from and including each quarterly anniversary of such date until the principal amount hereof is paid in full; provided that such rate shall not exceed 21% per annum.

              If and to the extent that the amount of interest payable on any Interest Payment Date exceeds the amount of interest on the Notes (as defined below) which would have been payable on such Interest Payment Date if the Interest Rate in effect at all times during the quarterly period then ended had been 15.25% (the amount of such excess, if any, being hereinafter referred to as the "EXCESS AMOUNT" for such period), then Issuer shall have the right, in lieu of payment of the Excess Amount of interest in cash, to pay interest on such Interest Payment Date through the issuance of additional Notes ("ADDITIONAL SUBORDINATED BRIDGE NOTES") in a principal amount equal to the amount of such Excess Amount. Such Additional Subordinated Bridge Notes shall otherwise be identical to the outstanding Notes and shall be issued to the Holders of the Notes at the time outstanding in proportions such that each Holder shall receive the same ratio of cash interest to Additional Subordinated Bridge Notes on such Interest Payment Date. Such Additional Subordinated Bridge Notes shall be issued only in denominations of $1,000 and multiples thereof. Any interest otherwise payable in Additional Subordinated Bridge Notes which cannot be so paid because an Additional Subordinated Bridge Note would have a denomination less than $1,000 (or not be a multiple thereof) shall be paid in cash.

              Interest on this Note will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

This Note is one of a duly authorized issue of Senior Subordinated

Increasing Rate Notes of Issuer (including any Additional Subordinated Bridge Notes referred to be above, the "NOTES") referred to in the Securities Purchase Agreement dated as of April 6, 1995 between Issuer and Coram Funding, Inc. ("DLJ BRIDGE") (as the same may be amended from time to time in accordance with its terms, the "AGREEMENT"). The Notes are transferable and assignable to one or more purchasers (in minimum denominations of $5,000,000 or larger multiples of $1,000,000, exclusive of Additional Subordinated Bridge Notes) in accordance with the limitations set forth in the Agreement. Issuer agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.

              Pursuant to Article VII of the Agreement but subject to the terms and conditions stated therein, Issuer may, at the maturity of the Notes, and in lieu of cash payment of the principal of this Note, issue to the Holder a Senior Subordinated Increasing Rate Rollover Note substantially in the form set forth as Exhibit B to the Agreement (a "SUBORDINATED ROLLOVER NOTE") which shall (i) be payable to the order of the Holder, (ii) be in a principal amount equal to the outstanding principal amount of this Note, and (iii) mature on October 6, 2000. Upon the issuance and delivery of such Subordinated Rollover Note, the Holder shall deliver this Note to Issuer for cancellation.

              Issuer shall keep at its principal office a register (the "REGISTER") in which shall be entered the names and addresses of the registered Holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "HOLDER" or "HOLDERS" shall mean the Person listed in the Register as the payee of any Note. The ownership of the Notes shall be proven by the Register.

              1. Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein. The following additional term has the meaning specified below.

              "PRIME RATE" means, for any day, a rate per annum equal to the rate of interest publicly announced by The Bank of New York (or its successor) from time to time in The City of New York as its prime, reference or base rate, it being understood that such rate is one of such bank's base rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto and may not be the lowest of such bank's base rates.

              2. Covenants. Unless the Majority Holders otherwise consent in writing, Issuer covenants and agrees to observe and perform each of its obligations and undertakings contained in Article VI of the Agreement, which obligations and undertakings are expressly assumed herein by Issuer and made for the benefit of the Holders.

              3.        Events of Default.

              (a) Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                     (i) default by Issuer in the payment of all or any part of the principal or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                    (ii) default by Issuer in the payment of any installment of interest upon any of the Notes or any fees payable under the Agreement or Section 4 hereof as and when the same shall become due and payable, and continuance of such default for a period of 5 Business Days; or

                   (iii) failure on the part of Issuer duly to observe or perform any other of the covenants or agreements contained in the Bridge Documents to which it is a party (other than those covered by clauses (i) and (ii) above) if such failure shall continue for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to Issuer by the Majority Holders; or

                    (iv) Issuer or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                     (v) an involuntary case or other proceeding shall be commenced against Issuer or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Issuer or any Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

                    (vi) the Subsidiary Guaranty or the Holdings Guaranty shall cease to be in full force and effect or any Guarantor shall deny its liability thereunder, except as contemplated by the terms of the Subsidiary Guaranty and the Holdings Guaranty in the event that any Subsidiary Guarantor or Holdings ceases to be a guarantor of the obligations under the Credit Agreement;

                   (vii) failure on the part of any Guarantor to observe or perform any covenant contained in the Bridge Documents (other than such Guarantor's obligation to pay the Guaranteed Obligations referred to in the Holdings Guaranty or the Subsidiary Guaranty, as applicable) if such failure shall continue for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that such Guarantor remedy the same, shall have been given by registered or certified mail, return receipt requested, to such Guarantor by the Majority Holders;

                  (viii) there shall be a default in respect of any Debt of Issuer or any of its Subsidiaries in an amount of more than $5,000,000 (any such Debt, a "MATERIAL DEBT") whether such Material Debt now exists or shall hereafter be created if such default results in acceleration of the maturity of such Material Debt; Issuer or any of its Subsidiaries shall fail to pay within 5 days of its maturity, any Material Debt whether such Material Debt now exists or shall hereafter be created; or

                    (ix) final judgments for the payment of money which in the aggregate at any one time, the uninsured portion of which exceeds $5,000,000 shall be rendered against Issuer or any Guarantor or their subsidiaries by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and non-appealable; or

                     (x) any representation, warranty, certification or statement made or deemed made by Issuer or any Guarantor in any Bridge Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Bridge Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                    (xi) failure of Issuer, any Guarantor or any of their respective

         Subsidiaries to comply with material portions of the Employee Retirement Income Security Act of 1974, as amended, which results in liability to Issuer in an amount in excess of $5,000,000; or

                   (xii) if at any time there shall occur a Change of Control.

then, and in each and every such case (other than under clauses (iv) and (v) with respect to Issuer), unless the principal of all the Notes shall have already become due and payable, the Majority Holders, by notice in writing to Issuer, may declare the entire principal amount of the Notes together with accrued interest thereon to be, and upon Issuer's receipt of such notice the entire principal amount of the Notes together with all accrued interest thereon shall become, immediately due and payable. If an Event of Default specified in clause (iv) or (v) above with respect to Issuer occurs, the principal of and accrued interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Holders. The Majority Holders may, on behalf of the Holders of all the Notes by written notice to Issuer, rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree then in effect; provided that any uncured monetary defaults existing other than solely because of the acceleration may be waived only by the Holders of all the Notes; and provided, further, for so long as such Event of Default shall be continuing, DLJ Bridge shall have the right to appoint, in DLJ Bridge's sole discretion, one additional Director to the Board of Directors of Issuer and/or Holdings, which right shall terminate at such time as DLJ Bridge is no longer the holder of at least 50% of the aggregate outstanding principal amount of the Notes.

                 (b) Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein or in any other Bridge Document conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or under the other Bridge Documents or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 No delay or omission of the Holders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

                 4.         Prepayment of Note.

                 (a) Issuer at its option may, upon not less than 10 days' written notice to the Holders, at any time, prepay all or any part of the principal amount of the Notes at a redemption price equal to 100% of the principal amount of the Notes so prepaid, together with accrued interest through the date of prepayment and any prepayment fees due in accordance with the terms of Section 6.23 of the Agreement. Notwithstanding the foregoing, in the event that (i) Issuer or Holdings has proposed to make an acquisition that would otherwise be permitted by Section 6.8(f) of the Agreement except that such acquisition would cause the aggregate amount of consideration paid for all such acquisitions since the Time of Purchase to exceed $25,000,000, (ii) the Lenders shall have granted an express waiver under the Credit Agreement to permit such acquisition and (iii) DLJ Bridge shall have notified Issuer or Holdings in writing, as the case may be, that it will not consent to such acquisition, then Issuer may, at its option, upon not less than 10 days' written notice to the Holders, prepay all, but not less than all, of the aggregate principal amount of the Notes at a redemption price equal to 100% of the principal amount of the Notes so prepaid without premium or penalty.

                 (b) (i) Within five (5) days after its receipt of any Net Cash Proceeds from an Asset Sale of the type described in clause (b) of the definition thereof, Issuer shall prepay a principal amount of the Notes equal to the amount of such Net Cash Proceeds;

                            (ii)  Within five (5) days of its receipt of any
Net Cash Proceeds from an Asset Sale of the type described in clause (a) of the definition thereof (other than the sale of any Assets Held for Sale), Issuer shall prepay a principal amount of the Notes equal to such Net Cash Proceeds remaining after payment of any Designated Senior Debt required to be made with such Net Cash Proceeds under the terms of the Credit Agreement or any other agreement or instrument evidencing or relating to such Designated Senior Debt; and

                            (iii)  On the Business Day immediately preceding
the first anniversary of the Time of Purchase, Issuer shall also prepay a principal amount of the Notes equal to the amount of Net Cash Proceeds received from any sale of the Assets Held for Sale less (A) the amount of such Net Cash Proceeds required to be paid in respect of any Designated Senior Debt under the terms of the Credit Agreement or any other agreement or instrument evidencing or relating to such Designated Senior Debt and (B) the amount of such Net Cash Proceeds actually reinvested as permitted by Section 6.8(c) of the Agreement;

in each case, at a redemption price equal to 100% of the principal amount of the Notes so prepaid, together with accrued interest through the date of prepayment and any prepayment fees due in accordance with the terms of Section 6.23 of the Agreement; provided, that in the case of an Asset Sale described in clause (b) of the definition thereof, no such prepayment of the principal amount of, interest on and prepayment fee with respect to the Notes shall be required (either at the time of Issuer's receipt of the related Net Cash Proceeds or at any time thereafter) if at the time of Issuer's receipt of Net Cash Proceeds therefrom, the Holders of the Notes are prohibited from receiving payment thereon pursuant to Section 5(b).

                 (c) Any prepayment of the Notes pursuant to Section 4(a) shall be in a minimum amount of at least $1,000,000 and multiples of $100,000, unless less than $1,000,000 of the Notes remain outstanding in which case all of the Notes must be prepaid. Any prepayment of the Notes pursuant to Section 4(b) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment.

                 (d) Any partial prepayment shall be made so that the Notes then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all Notes then outstanding. In the event of a partial prepayment, upon presentation of any Note Issuer shall execute and deliver to or on the order of the Holder, at the expense of Issuer, a new Note in principal amount equal to the remaining outstanding portion of such Note.

                 5. Subordination. All obligations evidenced hereby shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of Designated Senior Debt. For purposes of this Section 5, the obligations evidenced hereby shall include all principal of and interest (including, without limitation, interest accruing after the filing of a petition under any bankruptcy law, whether or not allowable as a claim thereunder) on and all other amounts payable in respect of the Notes and all amounts received pursuant to a claim for rescission or damages arising out of or in respect of the Notes (including, without limitation, any liquidated damages specified by applicable Registration Rights and any indemnification for or contribution towards investment loss) under the Agreement, any related documents or any applicable law (collectively, the "SUBORDINATED OBLIGATIONS").

                 (a) Notes Subordinated to Designated Senior Debt. Issuer for itself and its successors, and each Holder, by its acceptance of the Notes, agrees that the payment of the Subordinated Obligations by Issuer is subordinated, to the extent and in the manner provided in this Section, to the prior payment in full in cash or Cash Equivalents of Designated Senior Debt; provided that the provisions of this Section do not apply to, and the Notes are not subordinated in respect of, the proceeds of the Permanent Financing. This Section will constitute a continuing offer to all Persons who, in reliance upon its provisions become holders of, or continue to hold, Designated Senior Debt, and such provisions are made for the benefit of the holders of Designated Senior Debt, and such holders are made obligees under this Section and they and/or each of them may enforce its provisions.

                 (b)  No Payment on Notes in Certain Circumstances.

                 (i) No direct or indirect payment will be made on account of the Subordinated Obligations, or to acquire any of the Notes for cash or property other than capital stock of Holdings, or on account of the redemption provisions of the Notes (x) upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise, unless and until all such Designated Senior Debt shall first be paid in full or provided for in cash or Cash Equivalents or duly provided for in a manner satisfactory to the holders of such Designated Senior Debt or (y) in the event that Issuer defaults in the payment of any principal of or interest on or any other amounts payable on or due in connection with any Designated Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing or has ceased to exist.

                 (ii) Upon the happening of any event of default (or if an event of default would result upon any payment with respect to the Subordinated Obligations) with respect to any Designated Senior Debt, as such event of default is defined in the instruments evidencing such Designated Senior Debt or under which it is outstanding, permitting the holders thereof to accelerate its maturity (if the default is other than default in payment of the principal of or interest on or any other amount due in connection with such Designated Senior Debt) upon written notice of the event of default given to Issuer by the representative of the holders of such Designated Senior Debt, then, unless and until such event of default has been cured or waived in writing or has ceased to exist or such notice has been withdrawn by such representative, no direct or indirect payment will be made by Issuer with respect to the Subordinated Obligations or to acquire any of the Notes for cash, property or securities other than capital stock of Holdings or with regard to redemption of Notes; provided that this clause (ii) will not prevent the making of any payment for a period of more than 179 days after the date the written notice of the default is given unless such Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within that period and that declaration has not been rescinded or annulled, unless Section 5(b)(i) hereof is then applicable. If such Designated Senior Debt is not declared due and payable within 179 days after the written notice of the default is given, promptly after the end of the 179-day period Issuer will, subject to Section 4(b) hereof, pay all sums not paid during the 179-day period because of this clause (ii) unless Section 5(b)(i) is then applicable. During any 360-day consecutive period only one such period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of such period may not exceed 179 days.

                 (iii) If any payment or distribution of assets of Issuer is received by any Holder in respect of the Subordinated Obligations at a time when that payment or distribution should not have been made because of clause (i) or (ii), such payment or distribution will be received and held in trust for and will be paid over to the holders of Designated Senior Debt which is due and payable and remains unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Designated Senior Debt which is due and payable held by them) until all such Designated Senior Debt has been paid in full or provided for in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt.

                 (c) Notes Subordinated to Prior Payment of all Designated Senior Debt on Dissolution, Liquidation or Reorganization. Upon any distribution of cash, properties or securities upon any dissolution, winding up, liquidation or reorganization of Issuer (whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding related to Issuer or its property or upon an assignment for the benefit of creditors or otherwise):

                 (i) the holders of all Designated Senior Debt will first be entitled to receive payment in full or provision for payment in full in cash or Cash Equivalents of the principal of and interest due on Designated Senior Debt and other amounts due in connection with Designated Senior Debt (including interest accruing subsequent to an event specified in Sections 3(a)(iv) or (v) at the rate provided for in the documents governing such Designated Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in any proceeding contemplated by Sections 3(a)(iv) or (v)) before the Holders are entitled to receive any direct of indirect payment or distribution on account of the principal of or interest on the Notes;

                 (ii) any payment or distribution of assets of Issuer of any kind or character, whether in cash, properties or securities, to which the Holders would be entitled except for the provisions of this Section will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Designated Senior Debt or their representatives to the extent necessary to make payment in full or provision for payment in full in cash or Cash Equivalents of all Designated Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt; and

                 (iii) if, notwithstanding the foregoing, any payment or distribution of assets of Issuer of any kind or character, whether in cash, property or securities is received by the Holders on account of the Subordinated Obligations before all Designated Senior Debt is paid in full or provided for in cash or Cash Equivalents, such payment or distribution will be received and held in trust for and will be paid over to the holders of the Designated Senior Debt remaining unpaid or unprovided for or their representatives for application to the payment of such Designated Senior Debt until all such Designated Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution therefor to the holders of such Designated Senior Debt.

                 Issuer will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors and of any event of default in respect of Designated Senior Debt.

                 (d) For purposes of this Section, the words "cash, property or securities" shall (so long as the effect of this clause (d) is not to cause the Notes to be treated in any case or proceeding or similar event described in this Section as part of the same class of claims as the Designated Senior Debt or any class of claims on a parity with or senior to the Designated Senior Debt for any payment or distribution) not be deemed to include any payment or distribution of securities (subordinated at least to the same extent as the Notes to the payment of all Designated Senior Debt then outstanding) of Issuer or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect has been given, to subordination of the Notes to Designated Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law; provided that (i) the Designated Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Designated Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. For purposes of the Section, "payment on account of the Subordinated Obligations" shall not include the issuance of the Subordinated Rollover Notes, the Warrants, any shares of capital stock issued in lieu of or upon exercise of the Warrants or any sale or transfer of any of the foregoing.

                 (e) Holders to be Subrogated to Rights of Holders of Designated Senior Debt. Following the payment in full in cash or Cash Equivalents of all Designated Senior Debt, the Holders will be subrogated to the rights of the holders of Designated Senior Debt to receive payments or distributions of assets of Issuer applicable to the Designated Senior Debt until all amounts owing on the Notes have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Designated Senior Debt by or on behalf of Issuer or by or on behalf of the Holders by virtue of this Section which otherwise would have been made to the

Holders will, as between Issuer and the Holders, be deemed to be payment by Issuer to or on account of the Designated Senior Debt, it being understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Designated Senior Debt, on the other hand.

                 (f) Obligations of Issuer Unconditional. Nothing contained in this Section or elsewhere in the Notes is intended to or will impair, as between Issuer and the Holders, the obligations of Issuer, which are absolute and unconditional, to pay to the Holders the Subordinated Obligations as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holders and creditors of Issuer other than the holders of the Designated Senior Debt, nor will anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights if any, under this Section of the holders of Designated Senior Debt in respect of cash, property or securities of Issuer received upon the exercise of any such remedy.

                 (g) Subordination Rights not Impaired by Acts or Omissions of Issuer or Holders of Designated Senior Debt. No right of any present or future holders of any Designated Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act of failure to act on the part of Issuer or by any act or failure to act by any such holder, or by any noncompliance by Issuer with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Designated Senior Debt may extend, renew, modify or amend the terms of the Designated Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with Issuer, all without affecting the liabilities and obligations of the parties to the document or the Holders. No amendment to these provisions will be effective against the holders of the Designated Senior Debt who have not consented thereto in writing.

                 (h) Not to Prevent Events of Default. The failure to make a payment on account of the Subordinated Obligations by reason of any provision of this Section will not be construed as preventing the occurrence of an Event of Default.

                 (i) Authorization to File Claims. The representative for holders of Designated Senior Debt is hereby irrevocably authorized and empowered (in its own name or in the name of the holders of Designated Senior Debt or otherwise), but shall have no obligation, to file claims and proofs of claim in respect of the Notes and the other Subordinated Obligations in proceedings referred to in Section (c) in the event such claims or proof of claim have not been filed prior to 30 days before such filing would be barred.

                 (j) Representative for Bank Debt. Any reference to a representative for holders of Designated Senior Debt in this Section shall, so long as there shall be Designated Senior Debt outstanding under the Credit Agreement, be deemed to refer to the Bank Agent.

                 6. Modification of Notes. (a) The Notes may be modified without prior notice to any Holder but with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver may not (1) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (2) reduce the rate or extend the time for payment of interest on any Note, (3) reduce the principal amount of or extend the stated maturity of any Note or alter the redemption provisions with respect thereto or (4) make any Note payable in money or property other than as stated in the Notes. Notwithstanding the foregoing, Issuer and DLJ Bridge may amend or supplement the Notes without any notice to or consent of the Holders thereof to make any change that does not adversely affect the rights of such Holders.

                 (b) Notwithstanding any other provisions in this Note to the contrary, so long as any Designated Senior Debt is outstanding, no modification, supplement or waiver of any provision of the Notes which would adversely affect the holders of Designated Senior Debt (it being understood that, without limitation, any shortening or maturity dates, increases in interest rate (other than those provided for in the Notes) or prepayment or other premium, change in subordination and related provisions and definitions, change in this Section 6, or change adverse to Issuer in covenants or events of default shall be deemed to adversely affect the holders of Designated Senior
Debt) shall be effective unless expressly agreed to in writing by the Bank Agent (with the approval of the specified percentage of holders of Designated Senior Debt required to consent thereto pursuant to the terms of the Credit Agreement).

                 7. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, including all endorsers hereof, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. Issuer hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Note. Issuer irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Issuer hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

                 The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on such Holder.


                 IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed as of the date of issuance set forth above.

                                                   CORAM, INC.


                                                   By: _____________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT B




                       FORM OF SUBORDINATED ROLLOVER NOTE


                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 6, 1995, A COPY OF WHICH MAY BE OBTAINED FROM CORAM, INC. AT ITS PRINCIPAL EXECUTIVE OFFICE.


No. __                                                               $__,000,000

                                               Issuance Date: ____________, 19__

                                  CORAM, INC.

               Senior Subordinated Increasing Rate Rollover Note

                 CORAM, INC., a Delaware corporation (together with its successors, "ISSUER"), for value received hereby promises to pay to

                              CORAM FUNDING, INC.

and registered assigns the principal sum of

                             _____ MILLION DOLLARS

by wire transfer of immediately available funds to the Holder's account (the "BANK ACCOUNT") at such bank in the United States as may be specified in writing by the Holder (as defined below) to Issuer, on October 6, 2000 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears, on the last day of March, June, September and December (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each, an "INTEREST PAYMENT DATE") of each year in which this Note remains outstanding, commencing with _________ __, 199_ on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, by wire transfer of immediately available funds to the Bank Account from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from ________ __, 199_, until payment in full of the principal sum hereof has been made.

                 The interest rate shall be a floating rate per annum (the "INTEREST RATE") equal to the sum of the Applicable Base Rate plus the Applicable Incremental Margin, each determined as set forth below; provided that the Interest Rate shall at no time exceed 21.00% per annum; and provided, further, that on and after the date of transfer of this Note to a Person other than a Variable Rate Holder, the Interest Rate applicable to this Note shall be the rate in effect on the date of such transfer and shall not thereafter be subject to adjustment in accordance with the provisions hereof.

                 If and to the extent that the amount of interest payable on any Interest Payment Date exceeds the amount of interest on the Notes (as hereinafter defined) which could have been payable on such Interest Payment Date if the Interest Rate in effect at all times during the quarterly period then ended had been 17.25% (the amount of such excess, if any, being hereinafter referred to as the "EXCESS AMOUNT" for such period), then Issuer shall have the right, in lieu of payment of the Excess Amount of interest in cash, to pay interest on such Interest Payment Date through the issuance of additional Notes ("ADDITIONAL SUBORDINATED ROLLOVER NOTES") in principal amount equal to the amount of such interest due. Such Additional Subordinated Rollover Notes shall otherwise be identical to the outstanding Notes and shall be issued to the Holders of the Notes at the time outstanding in proportions such that each Holder shall receive the same ratio of cash interest to Additional Subordinated Rollover Notes on such Interest Payment Date. Such Additional Subordinated Rollover Notes shall be issued only in denominations of $1,000 and multiples thereof. Any interest otherwise payable in Additional Subordinated Rollover Notes which cannot be so paid because an Additional Subordinated Rollover Note would have a denomination less than $1,000 (or not be a multiple thereof) shall be paid in cash.

                 Interest on this Note will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

                 This Note is one of a duly authorized issue of Senior Subordinated Increasing Rate Rollover Notes of Issuer (including any Additional Subordinated Rollover Notes referred to above, the "NOTES") referred to in the Securities Purchase Agreement dated as of April 6, 1995 between Issuer and Coram Funding, Inc. ("DLJ BRIDGE") (as the same may be amended from time to time in accordance with its terms, the "AGREEMENT"). The Notes are transferable and assignable to one or more purchasers (in minimum denominations of $5,000,000 or larger multiples of $1,000,000, exclusive of Additional Subordinated Rollover Notes), in accordance with the limitations set forth in the Agreement. Issuer agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.

                  Issuer shall keep at its principal office a register (the "REGISTER") in which shall be entered the names and addresses of the registered Holders of Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "HOLDER" or "HOLDERS" shall mean the Person listed in the Register as the payee of any Note. The ownership of Notes shall be proven by the Register.

                 1. Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein. The following additional terms have the respective meanings specified below:

                 The "APPLICABLE BASE RATE" for purposes of computing the amount of interest payable on any Interest Payment Date is whichever of the following rates is the highest at the related Rate Determination Date:

                 (a)  the Prime Rate in effect from time to time plus 5.00%;

                 (b)  the Treasury Rate (if any) plus 7.50%;

                 (c)  the DLJ High Yield Index Rate plus 1.50%; and

                 (d) the Interest Rate under the Subordinated Bridge Notes in effect at the Rollover Date plus 0.50%.

         For purposes of determining which of the foregoing rates is the highest at any Rate Determination Date, the Prime Rate for purposes of clause (a) above shall be that in effect at such Rate Determination Date; if the rate specified in clause (a) is the Applicable Base Rate, the Prime Rate for purposes of calculating the amount of interest payable shall be that in effect from time to time during the relevant period.

                 "APPLICABLE INCREMENTAL MARGIN" means, for purposes of calculating the amount of interest payable on any Interest Payment Date, a percentage amount equal to the product of 0.25% times the number of Rate Determination Dates which shall have occurred prior to such Interest Payment Date. The Rollover Date shall constitute a Rate Determination Date for the purposes of this calculation.

                 "DLJ HIGH YIELD INDEX RATE" means, for any day, the DLJ High Yield Active Issues Index then most recently published by Donaldson, Lufkin & Jenrette Securities Corporation in the "High Yield Weekly Market Review".

                 "PRIME RATE" means, for any day, a rate per annum equal to the rate of interest publicly announced by The Bank of New York (or its successor) from time to time in The City of New York as its prime, reference or base rate, it being understood that such rate is one of such bank's base rates and serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto and may not be the lowest of such bank's base rates.

                  "RATE DETERMINATION DATE" means, in respect of any Interest Payment Date, the immediately preceding Interest Payment Date (or, in the case of the first Interest Payment Date, the Rollover Date).

                 "TREASURY RATE" means on any Rate Determination Date the yield on a hypothetical United States Treasury security with a Treasury constant maturity matching the then remaining average life to maturity of the Notes. The hypothetical Treasury security is to be derived by referring to the Federal Reserve Board's Statistical Release H.15
         (519) (or its successor publication) most recently available next preceding (by not more than 10 nor less than 5 Business Days) such Rate Determination Date. If there is a Treasury constant maturity listed in said Federal Reserve Release H.15 (519) with a maturity equal to the then remaining average life to maturity of the Notes then the yield on such Treasury security shall be the Treasury Rate. If no such Treasury constant maturity exists, then the yield on such Treasury security shall be linearly interpolated from the yields on
         (a) the Treasury security with a constant maturity closest to and greater than the then remaining average life to maturity of the Notes and (b) the Treasury security with a constant maturity closest to and less than the then remaining average life to maturity of the Notes.
         If there shall be no Treasury security with a constant maturity less than the then remaining average life to maturity of the Notes, then Treasury Rate shall mean the yield on the Treasury security with the shortest constant maturity.

                 2. Covenants. Unless the Majority Holders otherwise consent in writing, Issuer covenants and agrees to observe and perform each of its obligations and undertakings contained in Article VI of the Agreement, which obligations and undertakings are expressly assumed herein by Issuer and made for the benefit of the Holders.

                 3.  Events of Default.

                 (a) Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                     (i) default by Issuer in the payment of all or any part of the principal or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                    (ii) default by Issuer in the payment of any installment of interest upon any of the Notes or any fees payable under the Agreement or Section 4 hereof as and when the same shall become due and payable, and continuance of such default for a period of 10 days (or 30 days if DLJ Bridge or its affiliates no longer hold a majority of the Notes); or

                   (iii) failure on the part of Issuer duly to observe or perform any other of the covenants or agreements contained in the Bridge Documents to which it is a party (other than those covered by clauses (i) and (ii) above) if such failure shall continue for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to Issuer by the Majority Holders; or

                    (iv) Issuer or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                     (v) an involuntary case or other proceeding shall be commenced against Issuer or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against, Issuer or any Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

    (vi) the Subsidiary Guaranty or the Holdings Guaranty shall cease to be in full force and effect or any Guarantor shall deny its liability thereunder, except as contemplated by the terms of the Subsidiary Guaranty and the Holdings Guaranty in the event that any Subsidiary Guarantor or Holdings ceases to be a guarantor of the obligations under the Credit Agreement;

                   (vii) failure on the part of any Guarantor to observe or perform any covenant contained in the Bridge Documents (other than such Guarantor's obligation to pay the Guaranteed Obligations referred to in the Holdings Guaranty or the Subsidiary Guaranty, as applicable) if such failure shall continue for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that such Guarantor remedy the same, shall have been given by registered or certified mail, return receipt requested, to such Guarantor by the Majority Holders;

                  (viii) there shall be a default in respect of any Debt of Issuer or any of its Subsidiaries in an amount of more than $5,000,000 (any such Debt, a "MATERIAL DEBT") whether such Material Debt now exists or shall hereafter be created if such default results in acceleration of the maturity of such Material Debt; Issuer or any of its Subsidiaries shall fail to pay within 5 days of its maturity, any Material Debt whether such Material Debt now exists or shall hereafter be created; or

                    (ix) final judgments for the payment of money which in the aggregate at any one time, the uninsured portion of which exceeds $5,000,000 shall be rendered against Issuer or any Guarantor by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and non-appealable; or

                     (x) any representation, warranty, certification or statement made or deemed made by Issuer or any Guarantor in any Bridge Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Bridge Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                    (xi) failure of Issuer, any Guarantor or any of their respective Subsidiaries to comply with material portions of the Employee Retirement Income Security Act of 1974, as amended, which results in liability to Issuer in an amount in excess of $5,000,000; or

                   (xii) if at any time there shall occur a Change of Control;

then, and in each and every such case (other than under clauses (iv) and (v) with respect to Issuer), unless the principal of all the Notes shall have already become due and payable, the Holders of at least 33-1/3%, or a majority where DLJ Bridge holds a majority of the aggregate principal amount of the Notes then outstanding, in aggregate principal amount of the Notes then outstanding, by notice in writing to Issuer, may declare the entire principal amount of the Notes together with accrued interest thereon to be, and upon Issuer's receipt of such notice the entire principal amount of the Notes together with accrued interest thereon shall become, immediately due and payable provided that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of five days after delivery of the notice of acceleration or the acceleration of such Designated Senior Debt. If an Event of Default specified in clause (iv) or (v) above with respect to Issuer occurs, the principal of and accrued interest on the Notes will be immediately due and payable without any declaration or other act on the part of the Holders. The Holders of the majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes by written notice to Issuer, rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree then in effect; provided that any uncured monetary defaults existing other than solely because of the acceleration may be waived only by the Holders of all the Notes; provided, further, for so long as such Event of Default shall be continuing, DLJ Bridge shall have the right to appoint, in DLJ Bridge's sole discretion, one additional Director to the Board of Directors of Issuer and/or Holdings, which right shall terminate at such time as DLJ Bridge is no longer the holder of at least 50% of the aggregate outstanding principal amount of the Notes.

                 (b) Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein or in any other Bridge Document conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 No delay or omission of the Holders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

                 4.         Prepayment of Note.

                 (a) (i) For so long as any Notes are held by DLJ Bridge, Issuer at its option may, upon ten days' written notice to the Holder thereof, at any time, prepay all or any part of the principal amount of Notes so held at a redemption price equal to 100% of the principal amount of Notes so prepaid, together with accrued and unpaid interest through the date of prepayment and
(ii) if the Notes are sold to third-party purchasers on a fixed rate basis no less favorable to Issuer than the then applicable rate of interest (it being understood that, subject to the foregoing, DLJ Bridge shall have the right to unilaterally fix the Interest Rate on the Notes in conjunction with such third-party sales and it also being understood that no such third-party sales shall take place unless Issuer has been given 10 days prior notice), the Notes will be non-callable for two (2) years from the date of issuance and will be callable thereafter at par plus accrued interest plus a premium (the "REDEMPTION PREMIUM") equal to the coupon in effect on the date of issuance of the Notes declining ratably to par one year prior to the maturity of the Notes.

                 (b) Issuer shall, within five days of its receipt of any Net Cash Proceeds, prepay a principal amount of the Notes equal to (i) in the case of an Asset Sale described in clause (b) of the definition thereof, the amount of such Net Cash Proceeds, or (ii) in the case of an Asset Sale described in clause (a) of the definition thereof, such Net Cash Proceeds remaining after payment of any Designated Senior Debt required to be made with such Net Cash Proceeds under the terms of the Credit Agreement or any other agreement or instrument evidencing or relating to such Designated Senior Debt, in each case, at a redemption price equal to 100% of the principal amount of the Notes so prepaid, together with accrued interest through the date of prepayment and any prepayment fees due in accordance with the terms of Section 6.23 of the Agreement; provided, that in the case of an Asset Sale described in clause (b) of the definition thereof, no such prepayment of the principal amount of, interest on and prepayment fee with respect to the Notes shall be required (either at the time of Issuer's receipt of the related Net Cash Proceeds or at any time thereafter) if at the time of Issuer's receipt of Net Cash Proceeds therefrom, the Holders of the Notes are prohibited from receiving payment thereon pursuant to Section 5(b) hereof.

                 (c) Any prepayment of Notes pursuant to Section 4(a) shall be in a minimum amount of at least $1,000,000 and multiples of $100,000, unless less than $1,000,000 of Rollover Notes remain outstanding in which case all of the Notes must be prepaid. Any prepayment of Notes pursuant to Section 4(b) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment.

                 (d) Any partial prepayment shall be made so that Notes subject to prepayment (whether at the option of Issuer or by election of the Holder) then held by a Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all Notes then subject to prepayment. In the event of a partial prepayment, upon presentation of any Note Issuer shall execute and deliver to or on the order of the Holder, at the expense of Issuer, a new Note in principal amount equal to the remaining outstanding portion of such Note.

                 5. Subordination. All obligations evidenced hereby shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of Designated Senior Debt. For purposes of this Section 5, the obligations evidenced hereby shall include all principal of and interest (including, without limitation, interest accruing after the filing of a petition under any bankruptcy law, whether or not allowable as a claim thereunder) on and all other amounts payable in respect of the Notes and all amounts received pursuant to a claim for rescission or damages arising out of or in respect of the Notes (including, without limitation, any liquidated damages specified by applicable Registration Rights and any indemnification for or contribution towards investment loss) under the Agreement, any related documents or any applicable law (collectively, the "SUBORDINATED OBLIGATIONS").

                 (a) Notes Subordinated to Designated Senior Debt. Issuer for itself and its successors, and each holder, by its acceptance of the Notes, agrees that the payment of the Subordinated Obligations by Issuer is subordinated, to the extent and in the manner provided in this Section, to the prior payment in full in cash or Cash Equivalents of Designated Senior Debt; provided that the provisions of this Section do not apply to, and the Notes are not subordinated in respect of, the proceeds of the Permanent Financing.

                 This Section will constitute a continuing offer to all Persons who, in reliance upon its provisions become holders of, or continue to hold, Designated Senior Debt, and such provisions are made for the benefit of the holders of Designated Senior Debt, and such holders are made obligees under this Section and they and/or each of them may enforce its provisions.

                 (b)  No Payment on Notes in Certain Circumstances.

                 (i) No direct or indirect payment will be made on account of the Subordinated Obligations, or to acquire any of the Notes for cash or property other than capital stock of Holdings, or on account of the redemption provisions of the Notes (x) upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise, unless and until all such Designated Senior Debt shall first be paid in full or provided for in cash or Cash Equivalents or duly provided for in a manner satisfactory to the holders of such Designated Senior Debt or (y) in the event that Issuer defaults in the payment of any principal of or interest on or any other amounts payable on or due in connection with any Designated Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing or has ceased to exist.

                 (ii) Upon the happening of any event of default (or if an event of default would result upon any payment with respect to the Subordinated Obligations) with respect to any Designated Senior Debt, as such event of default is defined in the instruments evidencing such Designated Senior Debt or under which it is outstanding, permitting the holders thereof to accelerate its maturity (if the default is other than default in payment of the principal of or interest on or any other amount due in connection with such Designated Senior Debt) upon written notice of the event of default given to Issuer by the representative of the holders of such Designated Senior Debt, then, unless and until such event of default has been cured or waived in writing or has ceased to exist or such notice has been withdrawn by such representative, no direct or indirect payment will be made by Issuer with respect to the Subordinated Obligations or to acquire any of the Notes for cash, property or securities other than capital stock of Holdings or with regard to redemption of Notes; provided that this clause (ii) will not prevent the making of any payment for a period of more than 179 days after the date the written notice of the default is given unless such Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within that period and that declaration has not been rescinded or annulled, unless Section 5(b)(i) is then applicable. If such Designated Senior Debt is not declared due and payable within 179 days after the written notice of the default is given, promptly after the end of the 179-day period Issuer will pay all sums not paid during the 179-day period because of this clause (ii) unless Section 5(b)(i) is then applicable. During any 360-day consecutive period only one such period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of such period may not exceed 179 days.

                 (iii) If any payment or distribution of assets of Issuer is received by any Holder in respect of the Subordinated Obligations at a time when that payment or distribution should not have been made because of clause (i) or (ii), such payment or distribution will be received and held in trust for and will be paid over to the holders of Designated Senior Debt which is due and payable and remains unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Designated Senior Debt which is due and payable held by them) until all such Designated Senior Debt has been paid in full or provided for in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such

         Designated Senior Debt.

                 (c) Notes Subordinated to Prior Payment of all Designated Senior Debt on Dissolution, Liquidation or Reorganization. Upon any distribution of cash, properties or securities upon any dissolution, winding up, liquidation or reorganization of Issuer (whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding related to Issuer or its property or upon an assignment for the benefit of creditors or otherwise):

                 (i) the holders of all Designated Senior Debt will first be entitled to receive payment in full or provision for payment in full in cash or Cash Equivalents of the principal of and interest due on Designated Senior Debt and other amounts due in connection with Designated Senior Debt (including interest accruing subsequent to an event specified in Sections 3(a)(iv) or (v) at the rate provided for in the documents governing such Designated Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in any proceeding contemplated by Sections 3(a)(iv) or (v)) before the Holders are entitled to receive any direct of indirect payment or distribution on account of the principal of or interest on the Notes;

                 (ii) any payment or distribution of assets of Issuer of any kind or character, whether in cash, properties or securities, to which the Holders would be entitled except for the provisions of this Section will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Designated Senior Debt or their representatives to the extent necessary to make payment in full or provision for payment in full in cash or Cash Equivalents of all Designated Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Designated Senior Debt; and

                 (iii) if, notwithstanding the foregoing, any payment or distribution of assets of Issuer of any kind or character, whether in cash, property or securities is received by the Holders on account of the Subordinated Obligations before all Designated Senior Debt is paid in full or provided for in cash or Cash Equivalents, such payment or distribution will be received and held in trust for and will be paid over to the holders of the Designated Senior Debt remaining unpaid or unprovided for or their representatives for application to the payment of such Designated Senior Debt until all such Designated Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution therefor to the holders of such Designated Senior Debt.

                 Issuer will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors and of any event of default in respect of Designated Senior Debt.

                 (d) For purposes of this Section, the words "cash, property or securities" shall (so long as the effect of this clause (d) is not to cause the Notes to be treated in any case or proceeding or similar event described in this Section as part of the same class of claims as the Designated Senior Debt or any class of claims on a parity with or senior to the Designated Senior Debt for any payment or distribution) not be deemed to include (x) shares of capital stock of Issuer as reorganized or readjusted, (y) securities of Issuer or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Notes, to the payment of all Designated Senior Debt then outstanding or (z) any payment or distribution of securities of Issuer or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect has been given, to subordination of the Notes to Designated Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law. For purposes of the Section, "payment on account of the Subordinated Obligations" shall not include the issuance of the Subordinated Rollover Notes or any sale or transfer thereof.

                 (e) Holders to be Subrogated to Rights of Holders of Designated Senior Debt. Following the payment in full in cash or Cash Equivalents of all Designated Senior Debt, the Holders will be subrogated to the rights of the holders of Designated Senior Debt to receive payments or distributions of assets of Issuer applicable to the Designated Senior Debt until all amounts owing on the Notes have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Designated Senior Debt by or on behalf of Issuer or by or on behalf of the Holders by virtue of this Section which otherwise would have been made to the Holders will, as between Issuer and the Holders, be deemed to be payment by Issuer to or on account of the Designated Senior Debt, it being understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Designated Senior Debt, on the other hand.

                 (f) Obligations of Issuer Unconditional. Nothing contained in this Section or elsewhere in the Notes is intended to or will impair, as between Issuer and the Holders, the obligations of Issuer, which are absolute and unconditional, to pay to the Holders the Subordinated Obligations as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holders and creditors of Issuer other than the holders of the Designated Senior Debt, nor will anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights if any, under this Section of the holders of Designated Senior Debt in respect of cash, property or securities of Issuer received upon the exercise of any such remedy.





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


                 (g) Subordination Rights not Impaired by Acts or Omissions of Issuer or Holders of Designated Senior Debt. No right of any present or future holders of any Designated Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act of failure to act on the part of Issuer or by any act or failure to act by any such holder, or by any noncompliance by Issuer with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Designated Senior Debt may extend, renew, modify or amend the terms of the Designated Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with Issuer, all without affecting the liabilities and obligations of the parties to the document or the Holders. No amendment to these provisions will be effective against the holders of the Designated Senior Debt who have not consented thereto in writing.

                 (h) Not to Prevent Events of Default. The failure to make a payment on account of the Subordinated Obligations by reason of any provision of this Section will not be construed as preventing the occurrence of an Event of Default.

                 (i) Authorization to File Claims. The representative for holders of Designated Senior Debt is hereby irrevocably authorized and empowered (in its own name or in the name of the holders of Designated Senior Debt or otherwise), but shall have no obligation, to file claims and proofs of claim in respect of the Notes and the other Subordinated Obligations in proceedings referred to in Section (c) in the event such claims or proof of claim have not been filed prior to 30 days before such filing would be barred.

                 (j) Representative for Bank Debt. Any reference to a representative for holders of Designated Senior Debt in this Section shall, so long as there shall be Designated Senior Debt outstanding under the Credit Agreement, be deemed to refer to the Bank Agent.

                 6. Modification of Notes. Notes may be modified without prior notice to any Holder but with the written consent of the Holders of a majority in principal amount of Notes then outstanding. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver may not (1) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (2) reduce the rate or extend the time for payment of interest on any Note, (3) reduce the principal amount of or extend the stated maturity of any Note or alter the redemption provisions with respect thereto or (4) make any Note payable in money or property other than as stated in the Notes. Notwithstanding the foregoing, Issuer and DLJ Bridge may amend or supplement the Notes without any notice to or consent of the Holders thereof to make any change that does not adversely affect the rights of such Holders.





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


                 7. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, including all endorsers hereof, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. Issuer hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Note. Issuer irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Issuer hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

                 The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on such Holder.


                 IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed as of the date of issuance set forth above.

                                                   CORAM, INC.


                                                  By: _________________________
                                                      Name:
                                                      Title:





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